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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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FLEETWOOD ENTERPRISES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLEETWOOD ENTERPRISES, INC.
3125 Myers Street
Riverside, California 92503-5527

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF FLEETWOOD ENTERPRISES, INC.

        The Annual Meeting of Shareholders of Fleetwood Enterprises, Inc. will be held in the Conference Center of the corporate offices, 3050 Myers Street, Riverside, California, on September 10, 2002, at 9:00 a.m., Pacific Daylight Time, for the following purposes:

  1.
  To elect three directors to serve three-year terms ending in the year 2005 and until their successors are elected and qualified. The Board of Directors has nominated the three persons specified in the accompanying Proxy Statement.

  2.
  To consider and act upon a proposal to approve amendments to Fleetwood's Amended and Restated 1992 Stock-Based Incentive Compensation Plan.

  3.
  To consider and act upon a proposal to approve amendments to Fleetwood's 1992 Non-Employee Director Stock Option Plan.

  4.
  To consider and act upon a proposal to approve Fleetwood's 2002 Long-Term Performance Plan.

  5.
  To consider and act upon such other business that may properly come before the meeting.

        The close of business on July 12, 2002, has been fixed as the record date for determining shareholders that are entitled to receive notice of and to vote at the Annual Meeting and any adjournment.

        Your attention is directed to the accompanying Proxy Statement. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of common stock be present in person or represented by proxy. To assure representation at the Annual Meeting, you are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.

                      By Order of the Board of Directors,

                      Forrest D. Theobald
                      Secretary

Riverside, California
Dated: August 8, 2002

FLEETWOOD ENTERPRISES, INC.
3125 Myers Street
Riverside, California 92503-5527

PROXY STATEMENT

        Your proxy is solicited by the Board of Directors of Fleetwood Enterprises, Inc. ("Fleetwood" or the "Company") for use at the Annual Meeting of Shareholders on Tuesday, September 10, 2002, or at any adjournment thereof, for purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A shareholder giving a proxy may revoke it at any time before the proxy is exercised by giving written notice of revocation to Fleetwood's Secretary. Only shareholders of record at the close of business on July 12, 2002, are entitled to notice of, and to vote at, the meeting. Fleetwood has arranged to send these proxy materials to such shareholders of record on approximately August 8, 2002.

        Fleetwood will bear the cost of solicitation of proxies. In addition, Fleetwood will request brokers or other persons holding stock in their names or in the names of their nominees to forward proxies and proxy materials to the beneficial owners of such stock and will reimburse them for expenses incurred in so doing. To aid in the solicitation of proxies, the Company has retained MacKenzie Partners, Inc., a firm of professional proxy solicitors, at an estimated fee of $5,000 plus reimbursement of normal expenses.

        As of the record date, 35,787,032 shares of Fleetwood's common stock were issued and outstanding. Each shareholder has one vote per share on all business presented at the Annual Meeting. A majority of the outstanding shares will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors, and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted for purposes of determining whether a proposal has been approved, with the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining whether a proposal has been approved.

ELECTION OF DIRECTORS
(Proposal No. 1)

        Under Fleetwood's Bylaws, which provide for a "classified Board," three directors (out of a current total of ten) are to be elected at the Annual Meeting to serve three-year terms expiring at the Annual Meeting in the year 2005 and until their successors have been elected and qualified. Proxies will be voted for the election of Loren K. Carroll, Dr. Douglas M. Lawson and John T. Montford as Fleetwood directors, unless the shareholder directs otherwise or withholds the vote. If any of the nominees should become unavailable to serve, the proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors. It is not expected, however, that any of the nominees will be unavailable.

        Each shareholder is entitled to one vote for each share of common stock held on the record date. In voting for directors, each shareholder has the right to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which his or her shares are entitled, or to distribute total votes on the same principle among as many candidates as desired. The three candidates receiving the highest number of votes will be elected. In order for one or all shareholders to be entitled to cumulate votes, one shareholder must give notice prior to the voting that cumulation of votes is intended. In the event that any person other than the nominees named herein should be nominated for election as a director, the proxy holders may, in the exercise of their best judgment, vote the proxies they receive cumulatively to elect as directors as many of the above nominees as the votes represented by the proxies held by them are entitled to elect.

        The following information is furnished as of July 12, 2002, with respect to the three nominees, all of whom are currently Fleetwood directors, as well as for the other six Fleetwood directors whose terms of office will continue after the 2002 Annual Meeting. One current director, Walter F. Beran, will retire as a director immediately prior to the meeting, at which time the size of the Board will be reduced to nine. In addition, in February 2002 Nelson W. Potter resigned as a director and also as President and Chief Executive Officer.

NOMINATED FOR ELECTION FOR TERMS ENDING IN SEPTEMBER, 2005

        LOREN K. CARROLL, age 58, became a member of Fleetwood's Board of Directors in April 1999. Since 1994, Mr. Carroll has been President and Chief Executive Officer of M-I, LLC, the world's largest drilling and fluid handling supplier to the petroleum industry, based in Houston, Texas. Mr. Carroll is also a director of Smith International, Inc. Previously, Mr. Carroll was an audit partner of Arthur Andersen LLP until leaving in 1984 to become Vice President and Chief Financial Officer of Smith International. He also served as President of Geneva Business Services and a director of The Geneva Companies from 1989 until 1992, when he returned to Smith International as Executive Vice President and Chief Financial Officer. Mr. Carroll is a graduate of California State University, Long Beach.

        DR. DOUGLAS M. LAWSON, age 66, has been a member of Fleetwood's Board of Directors since 1981. Dr. Lawson is the founder and Chairman of Douglas M. Lawson Associates, Inc., a New York-based fund-raising management consulting firm which advises non-profit organizations concerning the creation and operation of fund-raising campaigns and training programs throughout the United States. He is a graduate of Randolph-Macon College in Virginia and also has a Bachelor of Divinity degree from Drew University and a Ph.D. from Duke University.

        JOHN T. MONTFORD, age 59, has been a Fleetwood director since 1999. Since July 1, 2002, he has been president of SBC-Southwestern Bell Company and SBC-SNET, subsidiaries of SBC Communications, Inc. From September 2001 to June 2002, he was senior vice president—external affairs for SBC Communications Inc. From 1996 to 2001, Mr. Montford served as Chancellor of Texas Tech University in Lubbock, Texas. From 1983 until 1996, Mr. Montford was a member of the Texas Senate, during which time he served as Chairman of the Senate Finance and State Affairs Committee and Senate President Pro Tempore. Mr. Montford also maintained an active law practice in Lubbock until 1996. Mr. Montford is also a director of Southwest Airlines Co. He is a graduate of the University of Texas, from which he also received a JD degree.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

        DR. JAMES L. DOTI, age 55, has served as a Fleetwood director since 1995. Since 1991, Dr. Doti has served as President of Chapman University, a private institution located in Orange, California, where he also founded the University's Center for Economic Research in 1978 and was appointed inaugural holder of the Donald Bren Distinguished Chair in Business and Economics in 1999. Dr. Doti is also a director of The First American Corporation, Remedy Temp, Inc., and Standard Pacific Corp. He is a graduate of the University of Illinois, Chicago, and received master's and doctorate degrees in economics from the University of Chicago.

        DAVID S. ENGELMAN, age 64, was appointed to Fleetwood's Board of Directors in April 1999 and in February 2002 he was appointed Interim President and Chief Executive Officer. Mr. Engelman has been a private investor for more than five years. Mr. Engelman is a director of MGIC Investment Corporation, Mortgage Guaranty Insurance Corporation, and Quaker City Bancorp, Inc. and its banking subsidiary Quaker City Bank. He is a graduate of the University of Arizona.

        GLENN F. KUMMER, age 68, was Chairman of Fleetwood's Board of Directors from January 1998 to February 2002. Mr. Kummer has also served as Fleetwood's Chief Executive Officer from January 1998 to April 2001. He joined the Company in 1965 and has been a member of the Board of Directors since 1983. Before becoming Fleetwood's Chairman and Chief Executive Officer, Mr. Kummer was President and Chief Operating Officer since 1983, and previously served in various executive positions, including Executive Vice President. He has served as a director and Chairman of the Manufactured Housing

Institute and other trade associations related to the Company's business. Mr. Kummer is a graduate of the University of Utah.

        MARGARET S. DANO, age 42, has been a Fleetwood director since 2000. Ms. Dano has been Vice President, Worldwide Operations of Garrett Engine Boosting Systems, a division of Honeywell International Inc., since June 2002. From April 2002 to June 2002 she was Vice President, Global Operations, Automation and Controls Solutions of Honeywell. She was Vice President Supply Chain, Office Products of Avery Dennison Corporation from January 1999 to April 2002, and was Avery Dennison's Vice President, Corporate Manufacturing and Engineering from 1997 to 1999. Previously, she was Vice President, Operations Accessories, North America, of Black & Decker Corporation and she served as a Program Manager, Product Manager and Plant Manager for General Electric Corporation for a five-year period in the early 1990s. Ms. Dano received a BSME in Electrical Engineering from the General Motors Institute.

DIRECTORS WHOSE TERMS EXPIRE IN 2004

        PAUL D. BORGHESANI, age 64, was appointed to Fleetwood's Board of Directors in April 1999. Mr. Borghesani is a partner of the law firm Baker & Daniels, South Bend, Indiana. He is a director of Morgan Drive Away, Inc., the principal business of which is the transportation of manufactured homes and recreational vehicles; Vice President, Treasurer, Secretary and Corporate Counsel of The Morgan Group, Inc.; and owner and founder of Transportation Advisory Group, LLC. Mr. Borghesani was Morgan's President and Chief Operating Officer from 1983 to 1995 and Chairman and Chief Executive Officer from 1995 to 1996. Mr. Borghesani is a graduate of Tufts University and received a JD degree from Boston College.

        THOMAS B. PITCHER, age 63, has served as a member of the Board since 1998 and in February 2002 he was appointed Interim Chairman of the Board. Mr. Pitcher has been Advisory Counsel to the law firm Gibson, Dunn & Crutcher LLP since 1995, when he retired from the active practice of law. Prior to that date, Mr. Pitcher was a member of the firm's Executive Committee and was the partner in charge of its Orange County, California, office and its international practice. Mr. Pitcher is a graduate of the University of Florida and received a JD degree from the Duke University School of Law.

DIRECTOR WHO IS RETIRING

        WALTER F. BERAN, age 76, has been a Fleetwood director since 1993. Mr. Beran has been Chairman of the Board of Directors of Pacific Alliance Group, a private financial services firm, since 1986. Previously, he served as Vice Chairman and Western Regional Managing Partner of Ernst & Young LLP, an international accounting firm, from 1971 until 1986. Mr. Beran is currently a director of Asia Global Crossing Ltd., Eureka Mutual Funds, and several private companies. He is a graduate of Baylor University.

Board Committees

        Fleetwood's Board of Directors has standing Executive, Compensation, Governance and Nominating, Audit and Strategic Planning Committees. None of the directors who serve on the Audit, Governance and Nominating or Compensation Committees is an executive officer of Fleetwood.

        The Board of Directors met 13 times during the fiscal year ended on April 28, 2002, and the aggregate of Board and committee meetings totaled 29 during such period. All of Fleetwood's directors who served throughout the fiscal year except Dr. Doti and Ms. Dano attended at least 75% of the meetings of the Board of Directors and, if applicable, the committees on which they served during the fiscal year.

        The Executive Committee, then consisting of Mr. Kummer, Chairman, Mr. Potter, Mr. Beran, Dr. Lawson and Mr. Pitcher, met once during the fiscal year ended on April 28, 2002. In February 2002 Mr. Kummer retired as Chairman of the Board and Mr. Potter resigned as a director, whereupon each of Mr. Kummer and Mr. Potter also resigned as members of the Executive Committee. Mr. Engelman and

Mr. Carroll were appointed to the Committee, and Mr. Engelman was appointed as Chairman. The Executive Committee may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another Committee, and except as limited by Delaware law.

        The Compensation Committee met three times during the past fiscal year. The Committee is responsible for reviewing the compensation of the Chief Executive Officer and for reviewing and overseeing the establishment and implementation of Fleetwood's basic and special management compensation policies. It is also responsible for interpreting and administering certain benefit plans and making awards under such plans. The Compensation Committee consists of Mr. Borghesani, Chairman, Dr. Doti and Ms. Dano.

        The Audit Committee, consisting of Dr. Lawson, Chairman, Mr. Beran and Mr. Montford, met seven times during the past fiscal year. Mr. Beran retired from the Committee in April 2002, and was replaced by Ms. Dano. The Audit Committee reviews with management and Fleetwood's independent auditors such matters as Fleetwood's internal accounting controls and procedures, the plan and results of the audit engagement and suggestions by the auditors for improvements in accounting procedures. It considers the type and scope of services, both of an audit and a non-audit character, to be performed by the independent auditors and reviews the respective fees related to the performance of such services. During each Audit Committee meeting, members of the Committee and representatives of the auditors have an opportunity for discussions outside the presence of management. The Committee is composed of independent directors and has adopted a written charter approved by the Board.

        The Strategic Planning Committee, consisting of Mr. Pitcher, Chairman, Mr. Carroll and Mr. Engelman, met five times during the past fiscal year. The Committee reviews with management initiatives designed to achieve continued growth of the Company and to enhance shareholder value. The Committee assists management in looking beyond traditional quarterly or annual perspectives and in considering longer-term goals for the Company.

        The Governance and Nominating Committee was established in June 2002, and consists of Mr. Carroll, Chairman, Mr. Montford and Ms. Dano. The Committee considers and recommends candidates for Board vacancies, actively recruits qualified candidates, reviews Board performance annually, and reviews and makes recommendations regarding assignments to other committees, the development of committee charters and the committee structure for the Board. No procedure has been established for the consideration by the Committee of nominees recommended by shareholders, although the Company's Bylaws provide a process for submitting nominations, which is discussed below under "Other Business and Director Nominations." The Committee reviews and reports to the Board on matters of corporate governance. The Board has adopted a Corporate Governance Policy and the Governance and Nominating Committee is responsible for periodically reviewing and, if necessary, recommending revisions to that policy.

Directors' Compensation

        All members of the Board of Directors who are not Fleetwood employees receive compensation for their service as Fleetwood directors in the amount of $30,000 per year, payable quarterly. In addition, such members receive an attendance fee of $1,500 per meeting. Non-employee members of the Executive Committee also receive an annual fee of $4,000 each, payable quarterly. The Chair of each committee, other than the Executive Committee, receives an annual fee of $4,000 payable quarterly. A special fee in the amount of $1,000 for in-person attendance and $500 for attendance via telephone conference will be paid to non-employee directors with respect to each committee meeting other than those held in conjunction with Board meetings. Directors are reimbursed for reasonable expenses incurred in connection with their attendance at Board and committee meetings.

        Under Fleetwood's 1992 Non-Employee Director Stock Option Plan, non-employee directors of Fleetwood serving after each Annual Meeting of Shareholders automatically receive options to purchase 4,000 shares of Fleetwood common stock at exercise prices equal to the market value of the underlying shares of common stock on the date of grant. The options expire ten years after the date of grant or three years after service as a director is terminated, whichever occurs earlier. Option grants vest immediately. Option grants are made to newly appointed directors on a prorated basis as of the date of their appointment. All current directors except Mr. Kummer received options under this Plan during fiscal 2002. Until March 2002, all options were accompanied by dividend equivalents, which entitled the director to receive payments on each dividend payment date until the options were exercised or terminated, in an amount equivalent to dividends on the Company's outstanding shares. On September 11, 2001, each director waived any right to future dividend equivalent payments. On March 12, 2002, the Board voted to eliminate the dividend equivalent feature completely. Separately, in October 2001 the Board discontinued the payments of dividends on the Company's common stock for the foreseeable future. The non-employee directors received dividend equivalent payments in fiscal year 2002 in the following amounts: Mr. Beran, $1,800; Mr. Borghesani, $775; Mr. Carroll, $775; Ms. Dano, $320; Dr. Doti, $1,493; Mr. Engelman, $775; Dr. Lawson, $1,600; Mr. Montford, $711; and Mr. Pitcher, $1,003.

Director and Officer Stock Ownership

        The following table sets forth information regarding the beneficial ownership of Fleetwood common stock as of August 5, 2002, by each Fleetwood director, the Interim Chief Executive Officer, the four other most highly compensated executive officers (plus one former executive officer who has since resigned) and all directors and executive officers as a group. Such ownership includes shares held by certain family members, trusts, wholly owned corporations and private foundations, if applicable.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2) (*=Less than 1%)
Walter F. Beran	33,510	*
Paul D. Borghesani	14,188	*
Ronald L. Brewer	25,000	*
Loren K. Carroll	16,188	*
J. Wesley Chancey	77,421	*
Margaret S. Dano	8,000	*
Dr. James L. Doti	24,658	*
David S. Engelman	23,688	*
Glenn F. Kummer	790,000	2.2%
Dr. Douglas M. Lawson	26,000	*
John T. Montford	12,927	*
Thomas B. Pitcher	25,037	*
Boyd R. Plowman	104,000	*
Nelson W. Potter(3)	259,000	*
Charles A. Wilkinson	113,500	*
20 Directors and Executive Officers as a Group	1,510,962	4.0%

(1)
Includes shares of Fleetwood common stock which may be obtained if options issued under Fleetwood's 1992 Amended and Restated Stock-Based Incentive Compensation Plan or 1992 Non-Employee Director Stock Option Plan that are exercisable within 60 days are exercised. The persons who have such options and the number of shares which may be so obtained are as follows: Mr. Beran, 26,510; Mr. Borghesani, 13,688; Mr. Brewer, 25,000; Mr. Carroll, 13,688; Mr. Chancey, 56,000; Ms. Dano, 8,000; Dr. Doti, 22,658; Mr. Engelman, 21,688; Mr. Kummer, 740,000; Dr. Lawson, 24,000; Mr. Montford, 12,887; Mr. Pitcher, 24,537; Mr. Plowman, 99,000; Mr. Potter, 256,000; Mr. Wilkinson, 113,500; and 20 directors and executive officers as a group, 1,395,956.
(2)
Percentage voting power is based upon 35,787,032 shares of Fleetwood common stock outstanding as of July 12, 2002, the record date. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to Fleetwood's knowledge, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder.
(3)
Mr. Potter resigned from Fleetwood in February 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Fleetwood's executive officers and directors, and persons who own more than ten percent of a registered class of Fleetwood's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish Fleetwood with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Fleetwood, Fleetwood believes that during fiscal year 2002, its executive officers, directors and greater than ten percent beneficial owners timely filed all such Section 16(a) reports.

Stock Ownership of Certain Beneficial Owners

        The following table sets forth the most recently available information concerning the only shareholders believed by Fleetwood to have beneficial ownership, by virtue of actual or attributed voting rights or investment powers, of more than five percent of Fleetwood's outstanding common stock.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership(1)		Percent of Class
1.	FMR Corp. 82 Devonshire Street Boston, MA 02109	5,273,225	(2)	14.6%
2.	First Pacific Advisors, Inc. 11400 West Olympic Boulevard, Suite 1200 Los Angeles, CA 90064	4,937,060	(3)	13.8%
3.	Primecap Management Company 225 S. Lake Avenue, Ste. 400 Pasadena, CA 91101	3,129,200	(4)	8.7%
4.	Amalgamated Gadget, L.P. 301 Commerce Street, Ste 2975 Fort Worth, TX 76102	2,697,510	(5)	7.0%
5.	Artisan Partners Limited Partnership 1000 North Water Street, #1770 Milwaukee, WI 53202	2,167,465	(6)	6.0%
6.	Dimensional Fund Investors 1299 Ocean Avenue, 11th Floor Santa Ana, CA 90401	2,152,700	(7)	6.0%
7.	Cliffwood Partners LLC 11726 San Vicente Boulevard Suite 600 Los Angeles, CA 90049	2,141,100	(8)	6.0%

(1)
Percentage voting power is based upon 35,787,032 shares of Fleetwood common stock outstanding as of July 12, 2002, the record date.

(2)
This information is based on a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 14, 2002. FMR reported that as of December 31, 2001, the shares reported on by FMR at that time were beneficially owned by affiliates that had sole investment authority with respect to the shares (including 217,152 shares issuable upon conversion of the 9.5% Convertible Trust Preferred Securities due 2013 issued by Fleetwood Capital Trust III (the "Convertible Trust III Preferred Securities") and sole voting authority with respect to 1,722,880 shares.

(3)
This information is based upon representations by First Pacific Advisers, Inc. as of June 21, 2002, updating information contained in a Schedule 13G filed by First Pacific with the Securities and Exchange Commission on February 12, 2002. First Pacific reported that as of December 31, 2001, it shared investment authority with respect to all of the shares and shared voting authority with respect to 1,933,000 of the shares.

(4)
This information is based upon representations by Primecap Management Company as of July 5, 2002, updating information contained in a Schedule 13G filed by Primecap with the Securities and Exchange Commission on January 16, 2001. Primecap owned 3,129,200 shares of Fleetwood common stock. Of this amount, 1,238,100 shares are held in the Vanguard/Primecap Fund (in which Primecap has investment discretion and Vanguard has sole voting authority). In non-Vanguard Fund accounts, Primecap has sole voting power and investment authority.

(5)
This information is based on a Schedule 13G filed by Amalgamated Gadget, L.P. with the Securities and Exchange Commission on December 21, 2001. Amalgamated Gadget reported that as of December 11, 2001, it has sole voting and dispositive power with respect to the reported 2,697,510 shares, which are issuable upon conversion of the Convertible Trust III Preferred Securities.

(6)
This information is based on a Schedule 13G filed by Artisan Partners Limited Partnership (and certain affiliates hereafter described) with the Securities and Exchange Commission on February 13, 2002. Artisan reported that as of December 31, 2001, it was the beneficial owner of 2,167,465 shares. Artisan shared voting and dispositive power with respect to all such shares with Artisan Investment Corporation, the general partner of Artisan, and the general partner's principal stockholders, Andrew A. Ziegler and Carlene Murphy Ziegler.

(7)
This information is based upon representations made by Dimensional Fund Advisors, Inc. to the Company as of March 31, 2002, updating a Schedule 13G filed by Dimensional with the Securities and Exchange Commission on February 12, 2002. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles are known as the "Portfolios." In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 2,152,700 shares of Fleetwood common stock as of March 31, 2002. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(8)
This information is based upon representations made by Cliffwood Partners LLC to the Company as of July 8, 2002.

Transactions with Affiliates

        On July 31, 1997, the Compensation Committee of the Board of Directors authorized Fleetwood to enter into an agreement with the trustee of a trust created by Glenn F. Kummer for the benefit of members of his family (the "Kummer Trust"), providing for the purchase by Fleetwood for the Kummer Trust of a split-dollar life insurance policy on the life of Mr. Kummer, payable to the Kummer Trust. During fiscal 2001, Fleetwood paid the final premium on the policy. The trustee of the Kummer Trust has contributed a portion of each annual premium, which reduced Fleetwood's premium each year, and assigned certain rights under the policies, including the right to receive the cash surrender value thereof, to Fleetwood to secure repayment of all the premium payments made by Fleetwood. Fleetwood will recover all of its insurance premium payments from the death benefit under the policy or earlier from the Kummer Trust.

Since the increases in the cash surrender value of the policy assigned to secure premium repayments were applied for accounting purposes to offset the premium expense incurred by Fleetwood, the cost of such payments did not have any material effect on Fleetwood's consolidated financial statements.

        Morgan Drive Away, Inc., of which Paul D. Borghesani is a director, performs services for Fleetwood in connection with the transportation of manufactured homes and recreational vehicles to retailer and customer sites. Mr. Borghesani is Chairman of Fleetwood's Compensation Committee. During the fiscal year ended on April 28, 2002, the total amount paid by the Company to Morgan Drive Away, Inc. for such services was $17,750,120. In the opinion of the Company, such services were competitive with other suppliers with respect to price and quality of performance.

EXECUTIVE COMPENSATION

        The following table sets forth for the fiscal years ended April 28, 2002, April 29, 2001 and April 30, 2000, the cash compensation paid by Fleetwood, as well as certain other compensation awarded or accrued for those years, to each of the four highest paid Fleetwood executive officers (plus one former executive officer who has since resigned) and the Interim President and Chief Executive Officer. Subsequent to the end of fiscal year 2002, on July 26, 2002, the Company announced the appointment of Edward B. Caudill as its President and Chief Executive Officer. Mr. Caudill is expected to assume his responsibilities on August 12, 2002.

SUMMARY COMPENSATION TABLE

						Awards	Payouts
	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Securities Underlying Options	Long-Term Incentive Payouts(1)		All Other Compensation(2)
David S. Engelman Interim President and Chief Executive Officer	2002 2001 2000		$105,295 — —		$10,000 — —	12,000 4,000 4,000		— — —	$ $ $	775 4,390 2,482
Nelson W. Potter Former President and Chief Executive Officer(3)	2002 2001 2000	$ $ $	602,117 139,749 93,000	$ $ $	492,543 628,211 1,369,950	100,000 100,000 56,000	$	— — 800,893	$ $ $	594,736 434,637 492,585
Charles A. Wilkinson Executive Vice President— Operations	2002 2001 2000	$ $ $	439,965 130,250 66,750	$ $ $	422,329 501,502 370,240	78,800 75,000 8,000	$	— — 156,422	$ $ $	134,412 160,100 34,638
Boyd R. Plowman Executive Vice President Chief Financial Officer	2002 2001 2000	$ $ $	423,750 129,500 84,000	$ $ $	243,467 356,194 258,823	57,000 60,000 9,000	$	— — 133,482	$ $ $	107,155 101,324 78,752
J. Wesley Chancey Vice President—Sales & Marketing—Housing	2002 2001 2000	$ $ $	287,500 97,500 60,000	$ $ $	266,492 311,073 312,549	22,200 18,000 10,000	$	— — 266,964	$ $ $	53,662 53,299 42,769
Ronald L. Brewer Vice President—Housing Operations	2002 2001 2000	$ $ $	271,250 80,250 51,000	$ $ $	223,739 237,132 186,542	21,700 15,000 2,000		— — —	$ $ $	68,211 36,605 10,849

(1)
Payments made after fiscal year-end, but accrued for the two-year award period ended April 30, 2000, under Fleetwood's Long-Term Incentive Plan.

(2)
Includes payments made or accrued under Fleetwood's retirement plans and payments of dividend equivalents on outstanding stock options granted under the Company's stock-based incentive plans.

        The following table shows the respective amounts of each of the indicated items for the past three fiscal years for the individuals in the preceding table.

	Non-Funded Retirement Plan Contribution		Dividend Equivalents
Mr. Engelman 2002 2001 2000		— — —	$ $ $	775 4,390 2,482
Mr. Potter 2002 2001 2000	$ $ $	216,036 282,137 347,085	$ $ $	30,000 152,500 145,500
Mr. Wilkinson 2002 2001 2000	$ $ $	130,452 139,970 28,638	$ $ $	3,960 20,130 6,000
Mr. Plowman 2002 2001 2000	$ $ $	104,035 85,464 66,752	$ $ $	3,120 15,860 78,752
Mr. Chancey 2002 2001 2000	$ $ $	50,542 37,439 30,769	$ $ $	3,120 15,860 12,000
Mr. Brewer 2002 2001 2000	$ $ $	68,211 36,604 10,849		— — —
(3)
Mr. Potter resigned as President and Chief Executive Officer on February 11, 2002. For fiscal year 2002, the total under "All Other Compensation" includes $275,000 in separation pay and $73,701 in accrued vacation.

Option Grants

        The following table lists certain information concerning stock options granted to Fleetwood's five executive officers (plus one former executive officer who has since resigned) named in the Summary Compensation Table during the fiscal year ended on April 28, 2002, under Fleetwood's Amended and Restated 1992 Stock-Based Incentive Compensation Plan.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants(1)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percentage of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted
			Exercise or Base Price	Expiration Date
					5%		10%
David S. Engelman	4,000	0.3%	$13.90	9/12/11	$34,967		$88,612
	8,000	0.7%	$10.45	(2)	$13,177	(3)	$27,672	(3)
Nelson W. Potter	100,000	8.4%	$10.45	2/10/06	$225,204		$484,985
Charles A. Wilkinson	23,000	2.0%	$12.62	6/8/11	$182,543		$462,600
	55,800	4.7%	$9.30	3/11/12	$326,359		$827,057
Boyd R. Plowman	23,000	1.9%	$12.62	6/8/11	$182,543		$462,600
	34,000	2.8%	$9.30	3/11/12	$198,856		$503,941
J. Wesley Chancey	8,000	0.7%	$12.62	6/8/11	$63,493		$160,904
	14,200	1.2%	$9.30	3/11/12	$83,052		$210,470
Ronald L. Brewer	7,000	0.6%	$12.62	6/8/11	$55,557		$140,791
	14,700	1.2%	$9.30	3/11/12	$85,976		$217,881

(1)
All awards were made pursuant to Fleetwood's 1992 Amended and Restated Stock-Based Incentive Compensation Plan, other than the award of 4,000 options to Mr. Engelman which was made pursuant to Fleetwood's 1992 Non-Employee Director Stock Option Plan. The exercise price of all stock options is not less than 100% of the fair market value of the Fleetwood's common stock on the date the options were granted. Except for Mr. Engelman's immediately exercisable options, all other options may not be exercised during the first 12 months after the date the options are granted.

(2)
Options expire three years following the engagement of a permanent President and Chief Executive Officer. On July 26, 2002, the Company announced the appointment of Edward B. Caudill as its President and Chief Executive Officer. Mr. Caudill is expected to assume his responsibilities on August 12, 2002.

(3)
Assumes a three-year term.

Aggregated Option Exercises, Options Held and Fiscal Year-End Values

        None of the five executive officers (nor the former executive officer who has since resigned) named in the Summary Compensation Table exercised options during the fiscal year ended on April 28, 2002. The following table contains information on stock options held by such named executive officers as of such date.

	Number of Securities Underlying Unexercised Options Held at April 28, 2002		Value of Unexercised In-The- Money Options at April 28, 2002(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
David S. Engelman	21,688	—	$2,000	—
Nelson W. Potter	256,000	—	$194,000	—
Charles A. Wilkinson	90,500	78,800	$84,500	$78,120
Boyd R. Plowman	76,000	57,000	$84,500	$47,600
J. Wesley Chancey	48,000	22,200	$30,420	$19,880
Ronald L. Brewer	16,000	21,700	$25,350	$20,580

(1)
These amounts represent the difference between the exercise price of the stock options and the closing price of Fleetwood's stock on April 26, 2002 (the last day of trading for the fiscal year ended April 28, 2002) for all in-the-money options held by the named executive. The in-the-money stock option exercise price for all options is $10.74. These stock options were granted at the fair market value of the stock on the grant date.

Long-Term Incentive Plan Awards

        None of the five executive officers (nor the former executive officer who has since resigned) named in the Summary Compensation Table received awards under Fleetwood's Long-Term Incentive Plan during the fiscal year ended on April 28, 2002.

Employment and Change in Control Agreements

        The Company has employment agreements and change in control agreements with its officers. Most of the employment agreements generally provide that if the officer is either constructively terminated or terminated without cause, the officer shall receive a severance payment payable in equal monthly installments equal to the product of (A) the number of full months immediately before the date of termination during which the officer has been continuously employed as an officer of the Company or any of its affiliated companies, up to a maximum of 24 or 12 months, depending on the duties of the officer, and (B) the average monthly amount of the officer's base salary plus all bonuses and incentive compensation payments paid to the officer, as averaged over the applicable 24 or 12 months. Two of the five current executive officers mentioned in the Summary Compensation Table have an employment agreement that provides for the maximum 24 months of severance payment, and two of the five have an Agreement that provides for 12 months of payments. Mr. Engelman, as Interim President and Chief Executive Officer, has no employment agreement. Additionally, the officers with agreements would be entitled to group insurance benefits and retirement plan contributions during the period of severance payments, and any and all of the officers' unvested stock options would immediately become fully vested and exercisable.

        Mr. Potter resigned as President and Chief Executive Officer in February 2002. His employment agreement provided for the maximum 24 months of severance payments, as a severance benefit as described above. Accordingly, commencing March 2002, he became entitled to receive 24 monthly payments of $137,500 per month, plus a retirement contribution of 15% of this amount. In addition, to satisfy a compensation award that had previously been authorized but not issued, Mr. Potter received an option to purchase 100,000 shares of Fleetwood common stock, exercisable until February 2006 at an exercise price of $10.45, which was the fair market value of a share of Fleetwood common stock on the date of grant, and the expiration date of Mr. Potter's option to purchase 100,000 shares of common stock granted in calendar year 2001 was extended to February 2006 and the expiration date of his option to purchase 56,000 shares granted in calendar year 2000 was extended to February 2004. Mr. Potter also agreed to provide consulting services to the Company upon request and without further compensation for a period of two years.

        The Change in Control Agreements generally provide for additional benefits for the Company's officers in connection with a change in control of the Company. A change in control is generally defined as circumstances under which either a third party or group acquired more than twenty-five percent (25%) of the Company's voting stock, or certain mergers or other business combinations approved by shareholders, or the majority of the Company's Board of Directors is replaced. Upon the occurrence of a change in control, the officer will automatically receive an amount equal to, depending on the duties of the officer, two times or one times the officer's annual compensation as defined in the agreement. Two of the five current executive officers mentioned in the Summary Compensation Table have a change in control agreement that provides for two times the officer's annual compensation, and two of the five have an agreement providing 12 months' payment. Mr. Engelman as Interim President and Chief Executive Officer has no change in control agreement. Additionally, in the event of a change in control, the officer (including his or her family) would be entitled to group insurance benefits for up to two years, the immediate vesting of all unvested stock options and an excise tax restoration payment, if necessary.

        The Company has also developed a similar employment agreement, which includes change in control arrangements, that will be utilized with respect to its newly hired or promoted officers. These new employment agreements generally provide that if the officer is either constructively terminated or terminated without cause, the officer shall receive a severance payment equal to his or her average monthly total compensation over the preceding 12 months multiplied by the officer's amount of service, not to exceed 12, paid in equal monthly installments over the 12-month period following termination. These new agreements provide that if the termination occurs within 12 months after a change in control, the severance benefit doubles.

Performance Graph

        The performance graph set forth below compares the cumulative total shareholder return on Fleetwood's common stock against the cumulative total return for the five-year period ended on April 28, 2002, of the Standard & Poor's Corporation S&P Small Cap 600 and a "peer group" of companies selected by Fleetwood whose primary business is either manufactured housing or recreational vehicles. With respect to all companies in the peer group, the returns of each such company have been weighted to reflect relative stock market capitalization at the beginning of the period.

        There is no currently available published index of companies involved in the same businesses as Fleetwood. The peer group consists of the following companies: Champion Enterprises, Inc., Clayton Homes, Inc., Coachmen Industries, Inc., Monaco Coach Corporation, National R.V. Holdings Inc., Oakwood Homes Corporation, Palm Harbor Homes, Inc., Skyline Corp., Thor Industries, Inc. and Winnebago Industries, Inc. The peer group contains the largest companies in Fleetwood's industries, the performance of which is generally compared to Fleetwood's performance by investment analysts. None of these companies is truly comparable to Fleetwood. All are smaller; some are involved only in manufactured housing and others only in recreational vehicles; some own no retail business and others are vertically integrated to a much greater extent than Fleetwood.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG FLEETWOOD ENTERPRISES, INC., THE S&P SMALL CAP 600 INDEX
AND A PEER GROUP

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        The Company's Compensation Committee was composed of Paul D. Borghesani, Dr. James L. Doti and Margaret S. Dano. None of the members of the Compensation Committee (i) was, during the fiscal year, an officer or employee of the Company or its subsidiaries; (ii) was formerly an officer or employee of the Company or its subsidiaries; or, (iii) had any relationship requiring disclosure by the Company as "Certain Relationships and Related Transactions." Voluntary disclosure is provided in that section, however, regarding Paul D. Borghesani.

        None of the executive officers of the Company served as a director or a member of a compensation committee of any entity whose executive officers or directors served as a director or on the Compensation Committee of the Company.

Compensation Committee Report on Executive Compensation

        The Board's Compensation Committee reviews the administration of the Company's management compensation programs as they affect the compensation of the Company's senior managers. In addition, the Committee is responsible for administering several Company benefit plans—the Long-Term Incentive Plan, the 1992 Amended and Restated Stock-Based Incentive Compensation Plan, the Senior Executive Incentive Compensation Plan and, if it is approved, the 2002 Long-Term Performance Plan. The Committee consists of the three non-management directors who authorized this Report.

Fleetwood's Corporate Compensation Philosophy

        For fiscal year 2002, Fleetwood made a strategic decision to modify its long-standing compensation philosophy. In the second half of fiscal year 2001, management began an extensive study of the Company's compensation levels compared with the industries in which the Company operates and the broader manufacturing marketplace. The study was completed with a report made to the Compensation Committee and the Board of Directors. The new compensation plan was fully implemented at the beginning of fiscal year 2002. Compensation is targeted at an individual and organizational performance model that maintains higher base salaries than in previous years while continuing to maintain sizeable bonus opportunities as a result of achieving individual and organizational performance objectives. This performance-based approach is a reflection of the Company's belief that managers should have an opportunity to earn bonuses based on operational performance, including profitability. The management compensation plan is designed to hold managers more closely accountable for specific objectives under their control. The Committee also approved the targeted compensation for fiscal year 2002 for the President and Chief Executive Officer.

        The Company has historically avoided many of the perquisites typically provided to corporate managers, especially members of top management. The Company's senior managers have no expense accounts, company cars or airplanes, executive dining room, paid country club memberships, matching charitable or educational contributions, paid financial counseling or the like.

Long-Term Incentive Compensation

        The basis for earning long-term incentive compensation awards was changed several years ago. The Long-Term Incentive Plan, adopted in 1987, requires returns in excess of the Company's cost of capital over a two-year period in order for any long-term incentive compensation to be payable. It utilizes cash flow returns on the Company's gross cash investment as the measurement device for determining whether or not compensation has been earned, and how much. The Committee believed that this approach focused Fleetwood's senior management on the importance of proper utilization of corporate capital, which assists in enhancing value for the Company's shareholders.

        As a result of weaker performance in the 2001 and 2002 fiscal years, there was no payment of long-term incentive compensation for the 2001 and 2002 award period. At this time, projected operating performance for fiscal year 2003 in conjunction with the performance in fiscal year 2002 makes it extremely unlikely that there will be a payment of long-term incentive compensation for the 2002 and 2003 award period.

        While there were no significant changes with respect to the administration of the Plan this year, the targets were changed to reflect changes in the Company's cost of capital, as they are at the beginning of each award period. Nelson W. Potter, the Company's President and Chief Executive Officer for most of fiscal year 2002, was the Plan's Benchmark Participant. As compared to the two-year award period ending April 2001, the threshold return was reduced from 9.99% to 9.50% for the new award period, the target performance level from 11.99% to 11.50% and the maximum from 13.99% to 13.50%. The award percentages for the two-year period ending April 2003, reflecting awards that participants may earn if the targets are met, remain at the same level as for the prior award period.

        Over the course of the past nine months, the Committee has been working with the consultants of Towers Perrin, an international management consulting firm, in rethinking Fleetwood's approach to its long-term incentive compensation program. The Committee recognized that the Company needed a compensation program that is better aligned with the Company's current business plans and strategies going forward, and that is based on measurement goals that are easier to understand and to measure. Thus in concert with its new overall approach to employee compensation, the Committee provided direction and guidance in formulating a new long-term incentive compensation strategy for the organization. Working with Towers Perrin, the Company has adopted an incentive compensation strategy that focuses upon the following guiding principles:

  •
  Key executives who are charged with the responsibility for establishing and executing the Company's business strategy should have incentive compensation opportunities that are aligned with the creation of shareholder value.

  •
  Stock ownership is an important component for ensuring that executives' interests are aligned with shareholders' interests.

  •
  Incentive compensation opportunities should have significant upside potential with commensurate downside risk.

  •
  Although the Committee intends to retain as much flexibility as possible to respond to changing circumstances, the Committee presently believes that EBITDA (earnings before interest, taxes, depreciation and amortization) is an appropriate and, based on reports by Towers Perrin, an accepted measure for determining performance by executives.

  •
  In addition to meeting an EBITDA or other performance target, the Committee should retain the flexibility to reduce or eliminate awards if the performance of the Company's stock price does not match or exceed the performance of an index of peer company stocks.

        In recognition of these guiding principles, the Committee worked closely with Towers Perrin throughout most of the fiscal year to reposition its executive compensation program. Key components of the new program include:

  •
  The introduction of a more objective and performance-sensitive incentive plan for management that is designed to comply with Section 162(m) of the Internal Revenue Code.

  •
  The adoption of a multi-faceted long-term incentive plan which will allow for the granting of restricted stock and other forms of long-term incentives.

        Consistent with the Company's new strategy, the Committee recommended to the Board, and subject to shareholder approval the Board has adopted, a new 2002 Long-Term Performance Plan. This Plan is described later in this year's proxy statement. Awards under the Plan are designed to be able to qualify for the "performance-based compensation" exception of Section 162(m) of the Internal Revenue Code and therefore be deductible by the Company. The equity component will likely be composed of restricted stock but may include incentive stock options, non-qualified stock options, stock appreciation rights, bonus stock and performance-based stock. Any equity or equity-equivalent awards will be paid from the Amended and Restated 1992 Stock-Based Incentive Compensation Plan, and are subject to the limits contained in that Plan. While targets will likely be based on EBITDA, the Committee may use different performance measures. In addition, it is likely that awards would be reduced or forfeited if the Company's stock does not outperform a pool of comparable company stocks. The Long-Term Performance Plan, however, has been designed to allow the Committee to be able to exercise considerable discretion and flexibility in awarding long-term incentive compensation, especially in light of changing tax, legislative, and regulatory considerations, but with a goal of motivating participants using performance-related incentives linked to longer-range performance goals, which the Committee believes is in the interest of the Company's shareholders.

Stock Options

        In its role of administering the Company's 1992 Amended and Restated Stock-Based Incentive Compensation Plan, the Committee grants non-qualified stock option awards from time to time to key officers and managers who have the greatest degree of potential influence on the Company's strategic direction. In addition, awards have also been made to a broader group of operational managers at the Company's manufacturing, staff and retail operations. As a result of the management compensation study, the Company intends to increase the amount of equity-based (stock option) compensation in an effort to retain key managers and influence their decision-making on issues that affect the Company's returns. The Committee made stock option awards at the broader level in September 2001 and in March 2002.

Compensation of Fleetwood's Chief Executive Officer and President

        In 1994, the shareholders approved the Senior Executive Incentive Compensation Plan that provides incentive compensation to the Company's Chief Executive Officer and President on a substantially equivalent basis to the Company's basic incentive compensation program. As a result, payments made under this performance-based plan continue to be deductible pursuant to the "performance-based exception" of Internal Revenue Code Section 162(m). Federal tax law now requires that performance-based plans be reapproved by the shareholders at least every five years in order to ensure the deductibility of payments made under such plans. The Plan was submitted and reapproved at the September 2000 Annual Shareholders Meeting. The Committee continues to have as one of its objectives the policy that, wherever reasonably possible, compensation paid by the Company to its managers, including its senior officers, should be deductible for income tax purposes. All compensation payments made to the Company's officers in fiscal year 2002 are expected to be fully deductible.

        The performance target of Mr. Potter remained the same as in the previous fiscal year. The stock option awards to Mr. Potter made during the fiscal year were enhanced as a result of the management compensation study and the decision to create a total executive compensation package that contains a higher percentage of equity-based pay in the form of stock options. All such awards remain non-qualified grants at fair market value on the date of the grant.

        As previously stated, Mr. Potter resigned as Chief Executive Officer and President on February 2002, and the Board of Directors recently completed a search for a new Chief Executive Officer. Mr. Kummer retired as Chairman in February 2002. Thomas B. Pitcher and David S. Engelman, who serve as Interim Chairman of the Board and Interim President and Chief Executive Officer, respectively, do not participate in the Senior Executive Incentive Compensation Plan. When Mr. Engelman and Mr. Pitcher assumed their interim positions the Committee determined that their salaries should each be calculated on the basis of one-half of the combined base salaries of Mr. Potter and Mr. Kummer, plus an amount equal to the Board fees they relinquished to become temporary employees of the Company, plus $10,000 each as a bonus for prior work done on a management transition, plus a grant of 8,000 options each, exercisable for three years after the new President and Chief Executive Officer is hired.

Paul D. Borghesani, Chairman
Dr. James L. Doti
Margaret S. Dano

Report of the Audit Committee

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and Ernst & Young LLP, the independent auditors. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Further, the Audit Committee has considered whether the independent auditor's provision of information technology services and other non-audit services to the Company would be compatible with the auditor's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended April 28, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board the appointment of Ernst & Young LLP as Fleetwood's independent auditors for fiscal year 2003.

Submitted by the Fleetwood Enterprises, Inc. Audit Committee

Dr. Douglas M. Lawson, Chairman
John T. Montford
Margaret S. Dano

APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED 1992
STOCK-BASED INCENTIVE COMPENSATION PLAN
(Proposal No. 2)

        In April 1996, the Board of Directors adopted, subject to shareholder approval, an amended and restated version of Fleetwood's 1992 Stock-Based Incentive Compensation Plan (the "Employee Plan"). The Employee Plan was subsequently approved by the shareholders at the 1996 Annual Meeting. The Employee Plan, which provides for the award of stock options or other forms of stock-based performance awards to Fleetwood officers and other key managers, had originally been approved by the shareholders at the 1992 Annual Meeting. The Employee Plan as amended authorizes the issuance of up to 6,900,000 shares of Fleetwood common stock. As of July 12, 2002, 967,253 shares remained available for the issuance of options or other stock-based awards. The Employee Plan has been administered by the Compensation Committee of the Board of Directors, which is referred to herein as the "Committee." All members of the Committee are independent non-employee directors, and all awards made under the Employee Plan have involved non-qualified stock options at exercise prices equal to the market value of the shares on the date of grant.

Amendments to Employee Plan

        The following is a description of the proposed amendments to the current Employee Plan.

Additional Shares

        The amended Employee Plan will add 3,000,000 shares to the 967,253 shares available for the issuance of awards. As provided in the Employee Plan, the shares may either be authorized and unissued shares or shares reacquired by Fleetwood through open market purchases or otherwise. Distribution of shares under the Employee Plan will continue to be made only after full compliance with all Federal and state securities laws.

        Options to purchase approximately 1,169,300 shares were granted to approximately 207 Fleetwood officers and managers under the Employee Plan in fiscal year 2002. The number of shares currently remaining available for grant would permit option grants for only one more year, while the amount of shares added by the amendments should permit the Employee Plan to continue to operate through fiscal 2004.

        The proposed share increase is intended to ensure that a sufficient reserve of common stock remains available under the Employee Plan in order to allow Fleetwood to continue to utilize equity incentives to attract and retain the services of key individuals essential to Fleetwood's long-term growth and success. Fleetwood relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees in the market in which Fleetwood competes for such talented individuals. Fleetwood believes that equity incentives are necessary to remain competitive for executive talent and other key employees.

Amendments in Connection with Section 162(m)

        Under Section 162(m) of the Internal Revenue Code, the allowable deduction for compensation paid to each of the five most highly paid executive officers of public companies is limited to $1,000,000 per year. Performance-based compensation is exempted from the limitation on deductibility so long as certain requirements are met. To meet these requirements, the Employee Plan established a limitation that awards with respect to no more than 100,000 shares may be granted to any participant in any year. In subsequent years, and in light of both a decline in the trading price of Fleetwood's common stock and the need to attract and retain executive talent at competitive compensation structures, the Board has determined that the current limitation of 100,000 shares has become inadequate. Accordingly, the Board considers it prudent to increase the Section 162(m) limitation to 400,000 shares.

Restricted Stock

        When the Employee Plan was first adopted in 1992, it provided for the issuance of restricted stock. These provisions were eliminated from the Employee Plan in 1996 because management had no intention of issuing restricted stock at that time. Fleetwood now believes, however, that opportunities may exist from time to time in which the issuance of restricted stock may accomplish the objective of providing equity incentives to employees with less dilution than stock options. For example, awards of restricted stock are contemplated under the proposed 2002 Long-Term Performance Plan described later in this proxy statement. Accordingly, Fleetwood is proposing to restore the restricted stock provisions to the Employee Plan and to provide for awards up to an aggregate of 600,000 shares of restricted stock out of the proposed additional 3,000,000 shares that would be authorized by Proposal 2.

        Generally, restricted stock will be issued for a nominal or for no cash purchase price and will be subject to certain restrictions imposed by the Committee. As an example, the holder of the restricted stock will be required to transfer the restricted stock back to Fleetwood for cancellation if his or her employment with Fleetwood or its subsidiaries terminates before the restriction has lapsed. The Committee can fix terms upon which restrictions lapse, such as the passage of a specified period of time with uninterrupted employment or other milestones. Unless the Committee otherwise specifies, holders of restricted stock will be entitled to vote the restricted stock, and receive dividends or other distributions payable with respect to outstanding common stock of Fleetwood generally.

        In general, there will be no tax consequences to a participant upon the grant of an award of restricted stock. Instead, the participant will be taxed at ordinary income rates at the time the restrictions expire or are removed on an amount equal to the excess of the fair market value of the stock at that time over the amount (if any) the participant paid to acquire such stock. A participant who acquires restricted stock, however, may make a special election under Section 83(b) of the Internal Revenue Code to be taxed at ordinary income rates in the year in which the participant acquires the restricted stock on the excess of the fair market value of the stock at the time of the participant's acquisition of the stock (determined without regard to the restrictions) over the amount paid to acquire the stock. If a participant makes a timely Section 83(b) election with respect to restricted stock, the participant generally will not be required to report any additional income with respect to the restricted stock until he or she disposes of the stock. In the event that a participant forfeits restricted stock with respect to which a Section 83(b) election has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes (except to the extent the amount realized by the participant at the time of the forfeiture is less than the participant's purchase price for the stock). Fleetwood generally will be entitled to a deduction equal to the amount of ordinary income (if any) recognized by a participant with respect to the restricted stock.

Other Non-Material Amendments

        The Board has also approved certain amendments to the Employee Plan which are not material and therefore do not require shareholder approval. The Employee Plan previously prohibited transfers or assignments to a trust except, generally, to a trust of which the participant was the sole trustee. In 1996 the Securities and Exchange Commission amended its rule restricting the transfer of stock options. Accordingly, the Board has now adopted an amendment to the Employee Plan to permit transfers of awards for estate planning purposes on a case-by-case basis at the discretion of the Committee. This will permit participants to transfer awards to trusts with respect to which the participant is a co-trustee with his or her spouse.

        In addition, the Board approved amendments to the Employee Plan to modify the definitions of "Change in Control" and "Cause" to conform to the definitions of these terms in the revised employment agreements and the proposed 2002 Long-Term Performance Plan.

Summary of Employee Plan

        The following summary of the Employee Plan's other components and significant provisions, as proposed to be amended, is qualified in its entirety by reference to the Employee Plan itself. The full text is attached as Exhibit A and should be referred to for a more complete description.

General

        The Employee Plan provides for the award of stock options, stock-based performance awards, stock appreciation rights, restricted stock and other forms of stock payments. The maximum number of shares of common stock of Fleetwood that may be issued pursuant to benefits under the Employee Plan may not exceed 9,900,000 shares in the aggregate, subject to adjustments for stock splits or other adjustments as discussed below under "Capital Changes." Of this maximum number, 5,932,747 had previously been issued as of July 12, 2002. The shares of common stock available under the Employee Plan may either be authorized and unissued shares or shares reacquired by Fleetwood through open market purchases or otherwise. Distribution of shares under the Employee Plan will be made only after full compliance with all Federal and state securities laws.

Administration

        The Employee Plan is administered by a committee consisting of two or more members of the Board of Directors of Fleetwood appointed by the Board, who during the one year prior to service on the committee and while serving on the committee are not granted or awarded equity securities of Fleetwood pursuant to the Employee Plan or any other plan of Fleetwood or its subsidiaries, except the 1992 Non-Employee Director Stock Option Plan. In practice, the Employee Plan is administered by the Compensation Committee.

        The Committee will select employees of Fleetwood or its subsidiaries or other entities designated by the Board of Directors to participate in awards granted pursuant to the Employee Plan and fix the terms, conditions and restrictions with respect to any award. The Committee has the power to cancel awards as a condition to the grant of new awards and to change outstanding awards in a manner favorable to the holder of the award. The Committee also has the power to amend or modify the Employee Plan, except as restricted by the terms of the Employee Plan, to make determinations under the Employee Plan or to interpret provisions of the Employee Plan, and all interpretations and determinations shall be final, conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Employee Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

Participation

        Any of Fleetwood's approximately 13,600 employees who are selected by the Committee are eligible to become participants under the Employee Plan, although participation is likely to be limited to approximately 200 officers and managers, including key operations managers. Non-employee directors of Fleetwood are not eligible for awards under the Employee Plan.

Nature of Awards

        Stock Options.    Stock options are the right to purchase, for cash or previously owned shares of Fleetwood common stock, shares of common stock of Fleetwood at a price established in a stock option agreement as called for by the Employee Plan. The Committee will fix the exercise price for options, which cannot be less than the fair market value of the underlying common stock on the date of grant; the number of shares issuable upon exercise of the option; the term of the option, which cannot be longer than ten years from the date of grant; and the manner in which the option may be exercised, whether in installments, upon the lapse of time or otherwise.

        Unless otherwise provided in an employment agreement or other contract, if the participant's employment with Fleetwood or its subsidiaries is terminated for Cause (as defined in the Employee Plan), all unexercised options expire as of the date of termination. If the Participant's employment is terminated other than for Cause, death, disability or normal retirement, the options expire and become unexercisable as of the earlier of the date the options expire in accordance with their terms or three months after the date of termination of employment. If the participant's employment terminates due to death or disability, the participant or his or her legal representative has 12 months after the date of termination within which to exercise options that were exercisable on the date of termination. Finally, the Employee Plan provides that upon normal retirement of the participant, options will expire at the earlier of the expiration of their term or three years after the date of termination of employment. The Committee may in its discretion vary the expiration features referred to above, and for employees with more than ten years' service the Committee has in fact eliminated the three-year expiration provision for options upon normal retirement. Options may either be incentive stock options qualified for favorable tax treatment pursuant to Section 422 of the Internal Revenue Code, or nonstatutory stock options that do not qualify for that treatment.

        Performance Awards.    The Committee may from time to time fix certain performance criteria, milestones or other events that if achieved would entitle participants selected by the Committee to payment of common stock-based incentive compensation, which could include the issuance of common stock or restricted stock or the grant of stock options or stock appreciation rights. The Committee will fix the performance goals and criteria, the performance period, the form and terms of compensation payable and those eligible to participate, up to a limit of $500,000 payable to any one participant in any one calendar year. Performance goals could include one or more of the following performance criteria, among other possible criteria: cash flow, earnings, return on equity, return on assets, net income, operating margin, or any other similar performance criteria contemplated by the regulations under Section 162(m) of the Internal Revenue Code.

        Stock Appreciation Rights.    The Committee has the power under the Employee Plan to grant stock appreciation rights ("SARs"), which entitle the holder to receive a payment in either cash or Fleetwood common stock of an amount based on an increase in the fair market value of the common stock of Fleetwood attributed to the SAR on the date of exercise. SARs may be granted in tandem with stock options or separately. If in tandem, the exercise of a stock option will cause the tandem SAR to expire or the exercise of the SAR will cause the tandem stock option to expire. The Committee will fix the number of shares of Fleetwood common stock to which the SAR relates, and the manner in which the SAR may be exercised, including any vesting period. Unless the Committee otherwise specifies, SARs will terminate upon termination of the participant's employment with Fleetwood or its subsidiaries in a manner similar to the way options terminate in such an event.

        Other Stock Payments.    The Committee also has the authority under the Employee Plan to authorize or approve the issuance of Fleetwood's common stock to selected employees for all or any portion of compensation owing to such employees (other than base salary), up to a limit of 990,000 shares.

        Dividend Equivalents.    The Committee has the discretion to pay to holders of options or other awards granted under the Employee Plan an amount for each share of common stock issuable upon exercise of the award, whether or not exercisable, a "Dividend Equivalent" equal to the cash or other consideration paid by Fleetwood as a dividend or distribution (other than a dividend or distribution payable in Fleetwood common stock) with respect to its outstanding shares of common stock.

Rights With Respect to Common Stock

        No participant who receives an award under the Employee Plan, other than restricted stock or common stock payments, and no beneficiary or other person claiming through the participant, has any rights in any shares of common stock subject to any award, unless and until the award is fully exercised. Awards may not be assigned or pledged by the participant except by will or by the laws of descent and distribution or, with the consent of the Committee, to a trust for estate planning purposes. The transfer of an award by a participant to a trust created by the participant for the benefit of the participant or the participant's family which is revocable at any and all times during the participant's lifetime by the participant and as to which the participant is the sole trustee during his or her lifetime will not be deemed to be a transfer for purposes of the Employee Plan.

No Repricing

        The Employee Plan contains a provision that specifically prohibits the cancellation and reissuance of awards if the purpose is to reprice the award.

Amendment and Termination of the Employee Plan

        The Employee Plan can be amended, suspended or terminated by the Board of Directors at any time, provided that no such action can increase the maximum number of shares that may be issued under the Employee Plan, or alter the class of employees able to participate in the Employee Plan, or make other material amendments to the Plan, without the consent of the shareholders.

Capital Changes

        If the number of outstanding shares of Fleetwood common stock is changed, either by stock split, reverse stock split, stock dividend, recapitalization, reclassification or otherwise, or in the event of a spin-off or other distribution with respect to outstanding common stock, appropriate adjustments will be made in the terms of outstanding awards as well as the number of shares of common stock authorized for issuance pursuant to the Employee Plan. Further, in the event of a Change of Control of Fleetwood (as defined in the Employee Plan), all outstanding awards not previously exercisable will become exercisable and any restrictions which have not lapsed will lapse. Upon the dissolution or liquidation of Fleetwood or upon any reorganization, merger or consolidation of Fleetwood, any awards not exercised shall terminate unless specific arrangements to the contrary have been made with any successor.

Federal Income Tax Aspects

        Incentive Stock Options.    Stock options granted under the Employee Plan may qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Fleetwood does not have any incentive stock options currently outstanding. If incentive stock options are granted, and if certain employment and holding period requirements are satisfied, a participant generally will not be subject to regular Federal income tax, and Fleetwood will not be entitled to any deduction, on either the grant or the exercise of an incentive stock option. If the participant makes no disposition of the shares acquired upon exercise of an incentive stock option within two years from the date of grant or within one year from the date of exercise, any gain or loss on the disposition of the acquired shares generally will be treated as a long-term capital gain or loss, and no deduction will be available to Fleetwood at the time of disposition. If, however, the participant disposes of the acquired shares at any time prior to the expiration of the required holding periods, then the gain recognized generally will constitute ordinary income to the extent of the excess of (i) the fair market value of the shares either at the date of exercise or at the date of disposition, whichever is less, over (ii) the purchase price paid for such shares by the participant on exercise of the incentive stock option, and Fleetwood generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by such participant. Any gain in excess of this ordinary income amount will be a short-term or long-term capital gain, depending on the participant's holding period. The excess of the fair market value of the shares acquired on the exercise date of an incentive stock option over the exercise price of the option generally is required to be included in the participant's alternative minimum taxable income for the year in which the option is exercised and, accordingly, may subject a participant to the alternative minimum tax.

        Nonstatutory Stock Options.    In general, there are no Federal income tax consequences to the participant or to Fleetwood on the grant of a stock option that does not qualify as an incentive stock option ("nonstatutory option"). When the nonstatutory option is exercised, however, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for the shares, and Fleetwood will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

        Stock Appreciation Rights.    The grant of an SAR generally will not be a taxable event to a participant. On the exercise of an SAR, the participant generally will be taxed at ordinary income rates on the amount of cash and the fair market value of stock received, determined as of the exercise date, and Fleetwood will be entitled to a deduction equal to the amount of that ordinary income.

        Other Awards.    In addition to incentive stock options, nonstatutory options, restricted stock (discussed above) and SARs, awards to participants under the Employee Plan may include payments in cash, Fleetwood common stock, or a combination of cash and Fleetwood common stock. The tax consequences of these awards will depend upon the specific terms of the awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income, and Fleetwood will be entitled to a deduction, with respect to awards at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment. In general, the sale or grant of stock to a participant under the Employee Plan will be a taxable event at the time the stock is transferred to the participant if the stock is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Internal Revenue Code. For these purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture. In that case, the participant will recognize ordinary income, and Fleetwood will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the award over the amount, if any, that the participant pays for the stock.

        A participant who acquires stock that is subject to a substantial risk of forfeiture and that is nontransferable may, however, make a special election under Section 83(b) of the Internal Revenue Code to be taxed at ordinary income rates, in the year in which the participant acquires the stock, on the excess of the fair market value of the stock at the time of the participant's acquisition of the stock, determined without regard to the restrictions, over the amount paid to acquire the stock. If a participant makes a timely Section 83(b) election with respect to stock, the participant generally will not be required to report any additional income with respect to such stock until he or she disposes of the stock. In the event that a participant forfeits stock with respect to which a Section 83(b) election has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes, except to the extent the amount realized by the participant at the time of such forfeiture is less than the participant's purchase price for such stock. Fleetwood generally will be entitled to a deduction equal to the amount of ordinary income recognized by a participant with respect to the stock.

        Withholding.    Fleetwood ordinarily will be required to withhold applicable Federal income taxes with respect to any ordinary income recognized by a participant in connection with any awards made under the Employee Plan.

        Golden Parachute Tax.    The Internal Revenue Code imposes an excise tax of 20% on any "excess parachute payments" received by certain officers, shareholders, including certain holders of options, or highly compensated individuals who perform personal services for a corporation ("Disqualified Individuals"). This excise tax is imposed in addition to any regular income tax due on the amount of the payments and the corporation is denied any deductions with respect to the payments. A Disqualified Individual generally will be deemed to have received a parachute payment if he or she receives compensation which (i) is contingent on a change in the ownership or control of a corporation or a substantial portion of its assets, and (ii) exceeds in the aggregate three times the Disqualified Individual's "base amount." The "base amount" generally is the average of the Disqualified Individual's annual compensation from the corporation for the five years prior to the change in ownership or control (or shorter period during which the Disqualified Individual performed personal services for the corporation). "Excess parachute payment" is defined as the excess of the amount of the parachute payments over the base amount. The Employee Plan provides under certain circumstances for the accelerated vesting or payment of options or other awards in connection with a change in control of Fleetwood. In that event, certain amounts with respect to such awards may be characterized as "excess parachute payments" under the golden parachute provisions of the Internal Revenue Code described above. Pursuant to these provisions, a Disqualified Individual who is deemed to have received an "excess parachute payment" would be subject to the 20% excise tax on the payment and Fleetwood would be denied a deduction for the amount subject to the excise tax.

Participation by Executive Officers and Other Managers

        Participation in the Employee Plan is determined from time to time by Fleetwood's Compensation Committee. Accordingly, future participation by executive officers and other managers is not determinable at this time.

New Plan Benefits

        As of the date of this proxy statement, no awards have been made under the Employee Plan on the basis of the share increase that forms Proposal 2. The number and type of awards to be granted under the Employee Plan to any particular individual, and the individuals and categories of individuals to whom awards will be granted, will be determined by the Compensation Committee and will depend on the Committee's actions and the fair market value of Fleetwood's common stock at future dates. However, information as to the potential awards payable under the Employee Plan in fiscal 2003, based on the level of awards made in fiscal 2002 and currently expected to be granted in fiscal 2003, is provided in the table below.

New Plan Benefits Under the
1992 Amended and Restated Stock-Based Incentive Compensation Plan

Name and Position	Estimated Dollar Value of Potential Annual Benefits for Fiscal 2003(1)
David S. Engelman Interim Chief Executive Officer	—
Charles A. Wilkinson Executive Vice President—Operations	$710,000
Boyd R. Plowman Executive Vice President—Chief Financial Officer	$430,000
J. Wesley Chancey Vice President—Sales & Marketing—Housing	$180,000
Ronald L. Brewer Vice President—Housing Operations	$185,000
Executive Group(2)	$3,300,000
Non-Executive Director Group	—
Non-Executive Officer Employee Group	$4,500,000

(1)
Based on a percentage of current salary. The potential amount of the award may change and the potential amount of the award for future years is expected to change and is not presently determinable. The number of options to be granted under the Employee Plan is determined by dividing the dollar amount of the award by the value of the options proposed to be granted, valued using the Black-Scholes method and based on a 10-year term and an exercise price per option that is equal to the fair market value of the Company's common stock at the time of grant.

(2)
Includes an estimated award for Edward B. Caudill as President and Chief Executive Officer. Although the specific awards that Mr. Caudill will receive were not definitively determined at the date of this proxy statement, it is presently expected that Mr. Caudill will receive, in fiscal 2003, options under the Employee Plan valued at $620,000 and restricted stock under the Employee Plan, if Proposal 2 is approved, valued at $380,000.

Required Vote for Approval and Recommendation of the Board of Directors.

        The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the adoption of the amendments to the Amended and Restated 1992 Stock-Based Incentive Compensation Plan. Your Board of Directors believes that the Employee Plan is extremely important to Fleetwood's ability to attract and maintain outstanding management and that the amendments are beneficial to the Company and its shareholders. Your Board of Directors therefore recommends a vote FOR approval of the amendments to the Amended and Restated 1992 Stock-Based Incentive Compensation Plan. All proxies will be voted to approve the amendments to the Employee Plan unless a contrary vote is indicated on the enclosed proxy card.

APPROVAL OF AMENDMENTS TO
1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
(Proposal No. 3)

        In June 1992, the Board of Directors of Fleetwood adopted the Fleetwood Enterprises, Inc. 1992 Non-Employee Director Stock Option Plan (the "Director Plan") authorizing the grant of awards aggregating a total of 100,000 shares of Fleetwood common stock. The Director Plan was approved by Fleetwood's shareholders at the 1992 Annual Meeting. In 1998 the shareholders approved an increase in the number of authorized shares to 200,000. Non-employee directors are not eligible to participate in the Employee Plan.

        In June 2002, the Board of Directors approved amendments to the Director Plan to increase the number of authorized shares by an additional 200,000 shares to 400,000 shares. At July 12, 2002, 24,088 shares remained available for grant under the Director Plan. Absent authorization of additional shares, the number of shares currently available under the Director Plan would not be sufficient for automatic grants to the non-employee directors expected to serve for the current fiscal year. The amount of shares to be added by the amendment should permit the Director Plan to continue to operate, unless the size of the Board is increased, for at least five years.

        The Board has also approved an amendment to the Director Plan that is not material and therefore does not require shareholder approval. In common with the Employee Plan, the Director Plan previously prohibited transfers or assignments to a trust except, generally, to a trust of which the participant was the sole trustee. In 1996 the Securities and Exchange Commission amended its rule restricting the transfer of stock options. Accordingly, the Board has now adopted an amendment to the Director Plan to permit transfers of awards for estate planning purposes on a case-by-case basis at the discretion of the Compensation Committee. This will permit non-employee directors to transfer options to trusts with respect to which the non-employee director is a co-trustee with his or her spouse.

Summary

        The following is a summary of the material provisions of the Director Plan, giving effect to the amendments. The full text is attached hereto as Exhibit B and should be referred to for a more complete description.

General

        The Director Plan provides for the grant of stock options which are not qualified as incentive stock options under Section 422 of the Internal Revenue Code. The maximum number of shares of common stock that may be purchased pursuant to the exercise of options granted under the Director Plan may not exceed 400,000 shares in the aggregate, subject to adjustments for stock splits or other adjustments as discussed below under "Capital Changes." The shares available under the Director Plan may either be authorized and unissued shares or shares reacquired by Fleetwood through open market purchases or otherwise. Distribution of shares under the Director Plan will be made only after full compliance with all Federal and state securities laws. If any option granted under the Director Plan expires, terminates or is forfeited before the exercise of the option or the payment in full of the option, the shares covered by the unexercised or unpaid portion will become available for new grants under the Director Plan.

Award of Options

        Each non-employee director is automatically awarded options covering 4,000 shares of Fleetwood common stock on the day after each annual meeting of shareholders. Directors who were appointed in between annual meetings are automatically awarded options covering the number of shares (exclusive of fractional shares) equal to the product of 4,000 and a fraction, the numerator of which is the number of days from the date of grant to the date of the next scheduled annual meeting and the denominator of which is 365.

        As of the date of this proxy statement, Fleetwood had eight non-employee directors: Walter F. Beran, Paul D. Borghesani, Loren K. Carroll, Margaret S. Dano, Dr. James L. Doti, Glenn F. Kummer, Dr. Douglas M. Lawson and John T. Montford. If the amendments are approved, each of these individuals (except for Mr. Beran, who is retiring) and any other non-employee directors will automatically receive options covering 4,000 shares of common stock on the day after the annual meeting of shareholders each calendar year they serve as a Fleetwood director.

Terms and Conditions of Options

        Options granted under the Director Plan are evidenced by stock option agreements. All options are granted at an exercise price equal to the fair market value, as of the date of grant of the option, of the common stock subject to the option. Unless earlier exercised or terminated, each option expires and is no longer exercisable ten years after the date of grant.

  Exercise of Options

        Options become exercisable immediately upon grant and remain exercisable until they are exercised or expire. At the time of the exercise of an option, the purchase price shall be paid in full in cash, or in shares of Fleetwood common stock valued at their fair market value as of the exercise date. No fractional shares will be issued pursuant to the exercise of an option, nor will any cash payment be made in lieu of fractional shares.

  Termination of Director Status

        In the event that the holder of options ceases to be a director of Fleetwood for any reason, the options are exercisable until the earlier to occur of three years from the date of termination or ten years from the date of the grant of the option.

  Dividend Equivalents

        Until 2001, Fleetwood was required to pay to holders of options granted under the Director Plan an amount for each share of Fleetwood common stock issuable upon exercise of options, whether or not exercisable, a "dividend equivalent" equal to the cash or other consideration paid by Fleetwood as a dividend or distribution (other than a dividend or distribution payable in common stock) with respect to its outstanding shares of common stock. The Board of Directors collectively waived this right in September 2001, and in March 2002 amended the Director Plan to eliminate this provision completely.

  Rights With Respect to Common Stock

        No non-employee director who receives an award under the Director Plan and no beneficiary or other person claiming through that individual will have any rights in or to any shares of common stock subject to any option unless the option is exercised.

  Nontransferability of Options

        Options or any interest therein may not be assigned, transferred, pledged or hypothecated by a participant in the Director Plan, except by will or by the laws of descent and distribution, or with the consent of the Committee to a trust for estate planning purposes. The transfer by a participant to a trust created by the participant for the benefit of the participant or the participant's family which is revocable at any and all times during the participant's lifetime by the participant and as to which the participant is the sole trustee during his or her lifetime, will not be deemed to be a transfer for purposes of the Director Plan.

Amendment and Termination of the Director Plan

        The Director Plan can be amended, suspended or terminated by the Board of Directors at any time, except that the Board of Directors may not: (i) alter, terminate or impair in any manner which is materially adverse to a participant any award previously granted; (ii) change the nondiscretionary manner in which awards are made; (iii) change more than once, in any six-month period, provisions of the Director Plan dealing with the amount of any award, the purchase price of the common stock which is the subject of any award, the timing of the grant of any award, or the exercisability features of awards; or (iv) unless approved by the shareholders of Fleetwood, increase the maximum number of shares issuable pursuant to awards under the Director Plan. Questions or interpretation of any provision of the Director Plan will be resolved by competent legal counsel selected by Fleetwood's Chief Executive Officer.

Capital Changes

        In the event any change, such as a stock split or payment of a stock dividend, is made in Fleetwood's capitalization that results in an exchange of common stock for a greater or lesser number of shares without receipt of consideration by Fleetwood, appropriate and proportionate adjustment may be made in the number and kind of shares or other securities subject to options that are outstanding at that time, and the purchase or exercise price of each share of common stock subject to an outstanding option. In addition, upon the occurrence of a change in control of Fleetwood (defined in the Director Plan as a "Termination Event"), any outstanding options not theretofore exercisable will immediately terminate, unless provision is made in writing for them to be assumed. Any adjustments under the Director Plan will be made by the Board of Directors, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive.

Federal Income Tax Aspects

        The grant of an option under the Director Plan generally will not result in Federal taxable income to the participant. When an option is exercised, the participant generally will recognize ordinary compensation income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Fleetwood generally will be entitled to a Federal income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the exercise of an option.

New Plan Benefits

        The following table shows, in the aggregate, the options that will be automatically granted to the non-employee directors as of the date of this proxy statement, but not including Mr. Beran who is retiring, under the Director Plan in fiscal year 2003 if Proposal 3 is approved by the shareholders and the increase in the number of options available for grant under the Director Plan is in effect during the entire fiscal year.

Name and Position	Dollar Value ($)	Number of Units
Non-Executive Director Group (7 persons)	Fair market value on grant date	28,000

Required Vote for Approval of the Amendments

        The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the amendments to the Director Plan. Your Board of Directors recommends a vote FOR approval of the amendment to the Director Plan. All proxies will be voted to approve the amendments unless a contrary vote is indicated on the enclosed proxy card.

APPROVAL OF FLEETWOOD'S 2002
LONG-TERM PERFORMANCE PLAN
(Proposal No. 4)

        In July 2002, Fleetwood's Board of Directors adopted the 2002 Long-Term Performance Plan ("LTPP"), a performance-based plan to provide special incentives to key officers and managers who are in a position to influence Fleetwood's long-term growth and internal policies and planning.

Summary

        The principal features of the LTPP are described below. The full text is attached hereto as Exhibit C and should be referred to for a complete description.

Background and Purpose

        The LTPP represents an important part of the Company's overall compensation strategy, which the Company has developed as a result of a study it conducted with Towers Perrin, the international management consulting firm, of executive incentive compensation and benefits. The Board of Directors adopted the LTPP, subject to approval by the Company's shareholders, effective August 2002. The LTPP is a comprehensive, long-term incentive compensation plan, providing for performance-based discretionary awards of cash and equity.

        The equity component will likely be comprised of restricted stock but may include incentive stock options, non-qualified stock options, stock appreciation rights, bonus stock and performance-based stock. Any equity or equity-equivalent awards will be issued from the Employee Plan, and are subject to the limits contained in that Plan.

        The LTPP is intended to help attract, retain, and reward employees of Fleetwood and its subsidiaries. Any of the approximately 13,600 employees of the Company, including employees who are also directors or officers, are eligible to participate in the LTPP, although initially participation will be limited to approximately 20 key officers and managers who are in a special position to influence Fleetwood's long-term growth and internal policies and planning. The LTPP is intended to motivate participants using performance-related incentives linked to longer-range performance goals and the interests of the Company's shareholders. These incentives and long-range performance goals will increase the interest of employees in the Company's overall performance and encourage such these persons to continue their services for the Company.

Administration

        The LTPP is administered by the Compensation Committee. If performance awards are intended to constitute "performance-based compensation" as described in and subject to Section 162(m) of the Internal Revenue Code and the regulations thereunder, then all of the Committee members must also be "outside directors" as defined in the regulations governing Section 162(m). The Committee can establish rules and regulations and amendments and supplements as it deems necessary and appropriate to comply with applicable laws and regulations, to correct technical errors and resolve disputes in connection with the meaning and administration of the LTPP, and otherwise for the proper administration of the LTPP. The Committee's interpretation and construction of the provisions of the LTPP are final, and no member of the Committee or the Board of Directors will be liable for any action taken or determination made, or for any failure to act, in good faith, in respect of the LTPP.

Awards

        The Committee from time to time will determine the names of those employees, who will typically be executives and other key employees, who in its opinion should receive performance awards, and the amount and the terms of the awards. Non-employee directors are not eligible for performance awards under the LTPP. Performance awards can be granted by the Company only upon the prior approval of the Committee and upon the execution of a grant notice between the Company and the participant setting out the particulars of each award, including the amount payable under the awards and the specific performance goals to be achieved.

        The Committee's determinations under the LTPP, including determinations of which employees, if any, are to receive performance awards, the form, amount and timing of awards, and the terms and provisions of awards, do not need to be uniform and may be made by the Committee selectively among employees who receive, or are eligible to receive, performance awards under the LTPP.

        From time to time, typically once a year, the Committee will determine the participants in the Plan. A performance award will be structured for each participant. The Committee will also determine a performance target, which most likely will be based on the Company's earnings before interest, taxes, amortization and depreciation, as calculated in accordance with generally accepted accounting principles ("EBITDA"). Performance Awards will be earned based upon whether the Company meets the EBITDA target or another financial measure of performance over a certain period of time (typically two years). This period of time is called a performance cycle. If 100% of the EBITDA performance target is met, then 100% of the predetermined target award will be payable. If more than, or less than, 100% of the EBITDA performance is met, then more than or less than 100% of the target award may be payable. For example, if 80% of the EBITDA performance is met, then 80% of the target award may be payable.

        However, the amount payable may then also be adjusted downward, or may be forfeited, based on the performance of the value of Fleetwood's common stock, called the Total Shareholder Return ("TSR"), compared to the TSR of the common stocks of a group of comparable companies. This adjustment is called the "Relative Return." Again, for example, if Fleetwood's TSR is 90% of the TSR of the pool of comparable companies, perhaps only 70% of the amount of the award that had otherwise been earned based on EBITDA performance may in fact be paid. Below an 80% TSR, the award would be forfeited.

        Participants do not have the right to sell, assign, transfer, pledge or otherwise alienate a performance award except by will or by the laws of descent and distribution, or at the discretion of the Committee to a trust for estate planning purposes, or pursuant to a qualified domestic relations order. The grant of a performance award does not constitute evidence of any agreement on the part of the Company to employ the participant for any specified period.

Form of Payments; Limitations on Amount

        Awards are expected to be settled one-half in cash and one-half in restricted stock. The cash portion will be paid in a lump sum. Any restricted shares or any other equity or equity equivalents that are used to settle performance awards will be issued pursuant to, and will be subject to, the Employee Plan.

        That Plan contains a provision, as proposed to be amended by Proposal 2 in this proxy statement, to the effect that no employee will be granted awards with respect to more than 400,000 shares of common stock in any one calendar year. The maximum amount of the cash portion of any performance award that may be paid to any single participant with respect to any calendar year pursuant to the LTPP will not exceed $5,000,000 in the aggregate.

Termination and Change of Control

        In the event of a voluntary or involuntary termination of a participant's employment, his or her performance award terminates. However, if a participant ceases to be an employee of the Company due to involuntary termination other than for cause, takes a leave of absence from the Company for personal reasons or as a result of government service, or terminates employment by reason of illness, disability, or other special circumstance, the Committee may take such action as it deems appropriate under the circumstances, including extending the rights of a participant to continue participation in the LTPP, or paying the participant a prorated performance award. Absent unusual or special circumstances, in the case of retirement, death or disability, a participant will receive a prorated performance award based on performance and Relative Return through the end of the fiscal year in which termination occurs.

        A participant that receives restricted stock in partial payment of a performance award must be an employee at the vesting date in order to vest in the restricted stock. However, in the case of retirement, death or disability, the participant or his or her beneficiary will be entitled to all unvested restricted shares at the normal vesting date.

        If, within 12 months following a Change in Control, as defined in the LTPP, the participant's employment is terminated by the Company, other than for cause or by reason of the participant's death, or disability or retirement, or by the participant for good reason, all restrictions on restricted shares or other equity equivalent will lapse and outstanding performance awards will be automatically accelerated and will be payable immediately in cash. The amount of the performance award will be the target award multiplied by a fraction, the numerator being the number of weeks in the performance cycle that have lapsed at the date of termination and the denominator being the total number of weeks in the performance cycle.

Amendment or Discontinuance

        The Board may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the LTPP or any performance award under the LTPP in whole or in part. However, unless required by law and unless the Company has provided substantially equivalent value, no such action will adversely affect any rights of participants or obligations of the Company to participants with respect to any award previously granted under the LTPP without the consent of the affected participant. In addition, no amendment that requires shareholder approval in order for the LTPP or the performance awards under the LTPP to continue to comply with Section 162(m) of the Internal Revenue Code will be effective unless the amendment is approved by a vote of the shareholders. Also, the Committee will not amend a performance award, and does not have the ability to amend a performance award, if the ability to amend would cause the award to fail to qualify as performance-based compensation under Section 162(m). One limitation imposed by Section 162(m) is that the Committee may not amend an award after it has been granted to lower performance targets or to increase the amount payable under the award. Finally, the Committee may not accelerate the lapse of the restriction period of any restricted shares granted hereunder in settlement of a performance award except in the circumstances specifically stated in the LTPP, including retirement, death and disability.

New Plan Benefits

        As of the date of this proxy statement, no awards have been made under the LTPP. The number and amount of awards will be determined by the Compensation Committee. However, information as to the potential award estimated to be payable under the LTPP in fiscal 2004 (following an initial performance cycle), based on the Company's general compensation structure, is provided in the table below.

New Plan Benefits Under the
2002 Long-Term Performance Plan

Name and Position	Estimated Dollar Value of Potential Award for Fiscal 2004(1)
David S. Engelman Interim President and Chief Executive Officer	—
Charles A. Wilkinson Executive Vice President—Operations	$710,000
Boyd R. Plowman Executive Vice President—Chief Financial Officer	$430,000
J. Wesley Chancey Vice President—Sales & Marketing—Housing	$180,000
Ronald L. Brewer Vice President—Housing Operations	$185,000
Executive Group(2)	$3,300,000
Non-Executive Director Group	—
Non-Executive Officer Employee Group	$850,000

(1)
A target award, based on a percentage of current salary. The potential amount of the award may change and the potential amount of the award for future fiscal years is expected to change and is not presently determinable. The amount shown is the potential amount payable if the performance target and the relative return target are met. If these targets are both exceeded, the amount payable could be up to 150% of the target award.

(2)
Includes an estimated award for Mr. Caudill as President and Chief Executive Officer. Although the specific award that Mr. Caudill will receive was not definitively determined at the date of this proxy statement, it is presently expected that Mr. Caudill will receive, if Proposal 4 is approved, a potential target award of $1,012,500 if the target is achieved.

Required Vote for Approval.

        The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve Fleetwood's 2002 Long-Term Performance Plan. Your Board of Directors believes that the Long-Term Performance Plan is in the best interests of Fleetwood and its shareholders and recommends a vote FOR approval to the Plan. All proxies will be voted to approve the 2002 Long-Term Performance Plan unless a contrary vote is indicated on the enclosed proxy card.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of April 28, 2002, for compensation plans under which equity securities may be issued.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants & Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	4,070,408	$18.73	991,341	(1)
Equity Compensation Plans Not Approved by Shareholders(2)	150,000	$14.45	—

Total	4,220,408		991,341

(1)
Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of an option, warrant or right, as follows:

  The Company's 1992 Amended and Restated Stock-Based Incentive Compensation Plan presently provides that awards may be granted in the form of shares of common stock to replace all or a portion of compensation (other than base salary) that could otherwise become payable to any employee. There is presently no limit on the amount of shares under that Plan that may be allocated to stock payments. As the Plan is proposed to be amended pursuant to Proposal 2, a limit of 990,000 shares of common stock would be imposed on stock awards. In addition, as proposed by Proposal 2, the Plan would be amended to provide that awards may be made in shares of restricted stock, up to an aggregate of 600,000 shares.

(2)
Reflects the warrants granted in November 2001 to Bain & Company, Inc. as partial consideration for business consulting services. The warrants to purchase up to 150,000 shares of Fleetwood common stock may be exercised at $14.45 per share, through January 3, 2005. Shares issuable upon exercise of the warrants have been registered for resale.

AUDITORS

        The firm of Ernst & Young LLP was selected during the fourth quarter of fiscal year 2002 to serve as Fleetwood's independent auditors for fiscal year 2002 and for the current fiscal year. In prior years the firm of Arthur Andersen LLP served in such capacity. A representative of Ernst & Young LLP will be present at the Annual Meeting, at which time he or she will be given an opportunity to make a statement, if desired, and to respond to appropriate shareholder questions.

        Fleetwood terminated its engagement of Arthur Andersen as independent auditors on April 2, 2002. The decision to terminate the engagement of Arthur Andersen was recommended by Fleetwood's Audit Committee and approved by the Board of Directors.

        Arthur Andersen's report on Fleetwood's financial statements for each of the years ended April 30, 2000 and April 29, 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended April 30, 2000, and April 29, 2001, and the interim period between April 29, 2001 and April 2, 2002, there were no disagreements between Fleetwood and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the years ended April 30, 2000, and April 29, 2001, and the interim period between April 29, 2001 and April 2, 2002, there were no reportable events (as defined in Item 304(a) (1) (v) of Regulation S-K promulgated by the Securities and Exchange Commission).

        During the years ended April 30, 2000, and April 29, 2001, and the interim period between April 29, 2001, and April 2, 2002, Fleetwood did not consult with Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements or (iii) any matter that was either the subject of a disagreement (as described above) or a reportable event.

        Audit Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Fleetwood's financial statements for the fiscal year ended April 28, 2002, were $425,000. The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the interim reviews of the financial statements included in Fleetwood's Forms 10-Q for fiscal year 2002 were approximately $236,000.

        Financial Information Systems Design and Implementation Fees.    Arthur Andersen LLP billed Fleetwood approximately $212,000 for Financial Information Systems Design and Implementation services for fiscal year 2002. Ernst & Young LLP did not provide any such services to Fleetwood during fiscal year 2002.

        All Other Fees.    Arthur Andersen LLP billed Fleetwood approximately $1,100,000 during fiscal year 2002 for other service including consulting for tax matters, restructuring and regulatory financial reporting. Ernst & Young LLP did not provide any such services to Fleetwood during fiscal year 2002.

ANNUAL REPORTS

        Fleetwood's Annual Report for the fiscal year ended April 28, 2002, including its Annual Report on Form 10-K, is being mailed to shareholders without the exhibits thereto along with the proxy materials. In addition, the Company files an Annual Report on Form 10-K with the Securities and Exchange Commission.

        SHAREHOLDERS MAY OBTAIN ADDITIONAL COPIES OF THE FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND THE EXHIBITS THERETO, WITHOUT CHARGE, BY WRITING TO THE SECRETARY AT THE ADDRESS LISTED AT THE FRONT ON THE PROXY STATEMENT.

OTHER BUSINESS AND DIRECTOR NOMINATIONS

        At the time of the preparation of this proxy statement, the Company's Board of Directors had not been informed of any other matters which would be presented for action at the Annual Meeting. If any other matters are properly presented, the persons named in the accompanying form of proxy will vote or refrain from voting on any such matter in accordance with their best judgment.

        Fleetwood's Bylaws require that, for other business to be properly brought before an Annual Meeting by a shareholder, the Secretary must have received written notice thereof not less than 60 nor more than 90 days prior to the Annual Meeting (or not later than ten days after public disclosure of the Annual Meeting if such disclosure occurs less than 70 days prior to the date of such Annual Meeting). The Notice must set forth (a) a brief description of the business proposed to be brought before the Annual Meeting and the reasons for conducting such business, (b) the shareholder's name and address, and the number of shares of common stock represented, and (c) any material interest of the shareholder in such business.

        Fleetwood's Bylaws also require that the Secretary receive written notice of all persons to be nominated as a director at an Annual Meeting, other than nominations made at the direction of the Board of Directors, not less than 60 nor more than 90 days prior to the Annual Meeting at which the election will take place (or not later than ten days after public disclosure of such Meeting if such disclosure occurs less than 70 days prior to the date of such meeting). The notice must set forth (a) the shareholder's name and address, and the number of shares of common stock represented, (b) such information with respect to the nominee as would have to be included in the Proxy Statement if such person were a nominee included in that Statement, and (c) a consent to serve as director signed by such nominee.

2003 SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be presented at the 2003 Annual Meeting must be received by the Company on or before April 11, 2003, if they are to be considered for inclusion in the Proxy Statement. Such proposals should be addressed to the Secretary.

                      By Order of the Board of Directors,

                      Forrest D. Theobald
                      Secretary

Dated: August 8, 2002

EXHIBIT A

FLEETWOOD ENTERPRISES, INC.
AMENDED AND RESTATED
1992 STOCK-BASED INCENTIVE COMPENSATION PLAN

I.    GENERAL PROVISIONS

  1.1    Purposes of the Plan

        Fleetwood Enterprises, Inc. ("Fleetwood") has adopted this 1992 Stock-Based Incentive Compensation Plan (the "Plan") to advance the interests of Fleetwood and its stockholders by affording to key management and other Employees of Fleetwood and its subsidiaries an opportunity to acquire or increase a proprietary interest in Fleetwood or to otherwise benefit from the success of the Company through the grant to such Employees of Incentive Awards under the terms and conditions set forth herein. By thus encouraging such Employees to become owners of Fleetwood's shares and by granting such Employees other incentive compensation that is measured by the increased market value of Fleetwood's shares or another appropriate measure of the success and profitability of the Company, the Company seeks to attract, retain and motivate those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

  1.2    Definitions.

        As used herein the following terms shall have the meanings set forth below:

        (a)  "Board" means the Board of Directors of Fleetwood.

        (b)  "Cause" shall include but not be limited to: (i) Participant's refusal to comply with a lawful, written instruction of the Board or Participant's immediate supervisor, which refusal is not remedied by Participant within a reasonable period of time after his receipt of written notice from the Company identifying the refusal; (ii) Participant's act or acts of personal dishonesty which were intended to result in Participant's personal enrichment at the expense of the Company or any of its affiliated companies; or (iii) Participant's conviction of any misdemeanor involving an act of moral turpitude or any felony; or (iv) Participant's failure to perform his duties in a satisfactory manner. Participant must be provided written notice of the unsatisfactory performance and provided at least ninety (90) days to improve his performance.

        (c)  "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

            (i)  The acquisition (other than from Fleetwood) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, Fleetwood or its subsidiaries, or any executive benefit plan of Fleetwood or its subsidiaries which acquires beneficial ownership of voting securities of Fleetwood), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either the then-outstanding shares of common stock or the combined voting power of Fleetwood's then-outstanding voting securities entitled to vote generally in the election of directors;

          (ii)  Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Fleetwood's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Fleetwood, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board;

          (iii)  The stockholders of Fleetwood approve a merger or consolidated with any other corporation, other than

            (A)  a merger or consolidation which would result in the voting securities of Fleetwood outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 50% of the combined voting power of the voting securities of Fleetwood or such other entity outstanding immediately after such merger or consolidation, and

            (B)  a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 25% or more of the combined voting power of Fleetwood's then outstanding voting securities; or

          (iv)  The stockholders of Fleetwood approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the preceding provisions of this Section 1.2(d), a Change in Control shall not be deemed to have occurred (1) if the "person" described in the preceding provisions of this Paragraph is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of Fleetwood's then outstanding voting securities solely in connection with a public offering of Fleetwood's securities; (2) if the "person" described in the preceding provisions of this Paragraph is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Employee Retirement Income Security Act of 1974, as amended; or (3) if the person described in clause (i) of the preceding provisions of this Paragraph would not otherwise be a beneficial owner of 25% or more of the combined voting power of Fleetwood's then outstanding voting securities but for a reduction in the number of outstanding voting securities resulting from a stock repurchase program or other similar plan of the Company or from a self tender offer of the Company, which plan or tender offer commenced on or after the date hereof, provided, however, that the term "person" shall include such person from and after the first date upon which (A) such person, since the date of the commencement of such plan or tender offer, shall have acquired beneficial ownership of, in the aggregate, a number of voting securities of the Company equal to 1% or more of the voting securities of the Company then outstanding and (B) such person, together with all affiliates and associates of such person, shall beneficially own 25% or more the voting securities of the Company then outstanding.

        (d)  "Code" means the Internal Revenue Code of 1986, as amended. Where the context so requires, a reference to a particular Code section shall also refer to any successor provision of the Code to such section.

        (e)  "Committee" means the committee appointed by the Board to administer the Plan.

        (f)    "Common Stock" means the common stock of Fleetwood, par value $1.00 per share.

        (g)  "Company" means Fleetwood and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code of 1986, as amended) with respect to Fleetwood, any other entity designated by the Board, or any successors to such corporations or entities.

        (h)  "Employee" means any regular employee of the Company.

        (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act shall also refer to any successor provision to such section.

        (j)    "Fair Market Value" means the fair market value of a share of Common Stock as determined by the Committee on the basis of such factors as it may deem appropriate.

        (k)  "Fleetwood" means Fleetwood Enterprises, Inc., a Delaware corporation, or any successor thereto.

        (l)    "Incentive Award" means any Stock Option, Stock Appreciation Right, Stock Payment, Restricted Stock, Performance Award or other award granted or sold under the Plan.

        (m)  "Incentive Stock Option" means an incentive stock option, as defined under Section 422 of the Code and the regulations thereunder.

        (n)  "LTPP" means the Company's 2002 Long-Term Performance Plan.

        (o)  "Nonqualified Stock Option" means a stock option other than an Incentive Stock Option. An Option that otherwise meets the requirements under Code Section 422 for qualification as an incentive stock option shall nevertheless be treated as a Nonqualified Stock Option if the Committee so specifies in the Incentive Award pursuant to which such Option is granted.

        (p)  "Option or "Stock Option" means a right to purchase Common Stock and refers to both Incentive Stock Options and Nonqualified Stock Options, subject to an Incentive Award under this Plan and the provisions of Article III hereof.

        (q)  "Participant" means any Employee selected by the Committee to receive an Incentive Award pursuant to this Plan.

        (r)  "Payment Event" means the event or events giving rise to the right to payment of a Performance Award.

        (s)  "Performance Award" means an award, payable in cash, Common Stock or a combination thereof, which is the subject of an Incentive Award under this Plan and the provisions of Article IV hereof.

        (t)    "Performance-Based Compensation" means performance-based compensation as described in Section 162(m) of the Code and the regulations thereunder. If the amount of compensation an Employee will receive under any Incentive Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Committee, in order to qualify an Incentive Award as performance-based compensation under Section 162(m) of the Code and the regulations thereunder, can condition the grant, award, vesting, or exercisability of such an award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (i) cash flow, (ii) earnings per share (including earnings before interest, taxes, and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) income or net income, (viii) operating margin, (ix) return on operating revenue, and (x) any other similar performance criteria contemplated by the regulations under Section 162(m).

        (u)  "Plan" means the Fleetwood Enterprises, Inc. 1992 Stock-Based Incentive Compensation Plan as set forth herein, as amended from time to time.

        (v)  "Purchase Price" means the purchase price (if any) to be paid by a Participant for Restricted Stock as determined by the Committee.

        (w)  "Restricted Stock" means Common Stock which is the subject of an Incentive Award under this Plan and the provisions of Article VI hereof.

        (x)  "Securities Act" means the Securities Act of 1933, as amended.

        (y)  "Stock Appreciation Right" or "Right" means a right granted pursuant to Article V of the Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of shares and cash, based on the increase in the Fair Market Value of the shares subject to the right during such period as is specified by the Committee.

        (z)  "Stock Payment" means a payment in shares of the Company's Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to any Employee of the Company, as provided in ArticleVII.

  1.3    Shares of Common Stock Subject to the Plan

        (a)  Subject to the provisions of Section 1.3(c) and Section 8.1 of the Plan, the aggregate number of shares of Common Stock that may be issued (or allocated in the case of Stock Appreciation Rights which have been exercised) pursuant to Incentive Awards under this Plan shall not exceed 9,900,000 shares, which amount gives effect to a two-for-one split of the Common Stock effected in the fourth quarter of the Company's fiscal 1993, the addition of 2,000,000 post-split shares effective April 17, 1996, the addition of 2,000,000 post-split shares effective June 8, 1999 and the addition of 3,000,000 post-split Shares effective September 10, 2002. Of the aggregate number of shares of Common Stock that may be issued under this Plan, no more than 600,000 of such shares may be issued in the form of Restricted Stock.

        (b)  The Common Stock to be issued under this Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

        (c)  Shares of Common Stock subject to unexercised portions of any Option or Right granted under this Plan that expires, terminates or is canceled (other than an Option or Right which expires because it was in tandem with an Option or Right which was exercised), will again become available for the grant of further Incentive Awards under this Plan.

        (d)  Notwithstanding any other provision of this Plan, no Employee shall be granted Incentive Awards with respect to more than 400,000 shares of Common Stock in any one calendar year. The limitation set forth in this Section 1.3(d) shall be subject to adjustment as provided in Section 8.1, but only to the extent such adjustment would not affect the status of compensation attributable to Incentive Awards hereunder as Performance-Based Compensation.

  1.4    Administration of the Plan

        (a)  The Plan will be administered by the Committee, which will consist of two or more members of the Board appointed by the Board who, during the one-year period prior to service on the Committee and while serving on the Committee, are not granted or awarded equity securities of Fleetwood pursuant to the Plan or any other plan of the Company or any of its affiliates, except as permitted by Rule 16b-3(c)(2) promulgated under the Exchange Act (or any other comparable provisions at the time or times in question). In addition, if Incentive Awards are intended to constitute Performance-Based Compensation, then each of the Committee's members shall also be an "outside director," as such term is defined in the regulations under Section 162(m) of the Code. Notwithstanding anything contained herein, no person shall be disqualified from being a member of the Committee merely because such person is entitled to receive grants or awards pursuant to the Fleetwood Enterprises, Inc. 1992 Nonemployee Director Stock Plan.

        (b)  The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to select the eligible Employees to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up each Incentive Award, the period for the exercise of each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards and such other terms and conditions applicable to each individual Incentive Award as the Committee shall determine. The Committee may grant at any time new Incentive Awards to a Participant who has previously received Incentive Awards or other grants (including other stock options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Awards; provided, however, that the Committee shall not have the authority to amend outstanding Incentive Awards or to cancel outstanding Incentive Awards and grant new Incentive Awards in substitution thereof if the purpose of such action is to reprice outstanding Incentive Awards. The Committee may grant Incentive Awards singly or in combination or in tandem with other Incentive Awards as it determines in its discretion. The purchase price or initial value and any and all other terms and conditions of the Incentive Awards may be established by the Committee without regard to existing Incentive Awards or other grants. Further, the Committee may, with the consent of a Participant, amend in a manner consistent with the Plan the terms of any existing Incentive Award previously granted to such Participant or acquire from a Participant for a payment of cash, Common Stock or other consideration any existing Incentive Award.

        (c)  Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan, to determine the terms and conditions of Incentive Awards and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

        (d)  No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan.

  1.5    Participation

        (a)  All Employees, as determined by the Committee, are eligible to receive Incentive Awards under the Plan. In no event may any member of the Board who is not an Employee be eligible to participate in, or be granted an Incentive Award under, the Plan.

        (b)  At the time of the grant of each Incentive Award pursuant to this Plan, the Committee shall deliver, or cause to be delivered, to the Participant to whom the Incentive Award is granted a written statement evidencing the Incentive Award and setting forth such terms and conditions applicable to the Incentive Award as the Committee may in its discretion determine consistent with the Plan.

II.    DIVIDEND EQUIVALENTS

        (a)  In the Committee's discretion, a Participant may, as set forth in subparagraph (b) below, be entitled to receive, at no additional cost, an amount for each share of Common Stock upon which an Incentive Award is based, a "Dividend Equivalent" equal to the cash or other consideration paid as a dividend or distribution (other than a dividend or distribution payable in Common Stock) by the Company with respect to its outstanding shares of Common Stock, provided that with respect to Options and Rights granted in tandem, the Dividend Equivalent will be payable with respect to either the Right or the Option, but not both. If awarded by the Committee, Dividend Equivalents shall be paid, with respect to record dates during the period on or after the date an Incentive Award is granted to and including the date such Incentive Award is exercised or terminated, or such other period as is determined by the Committee and specified in the instrument that evidences the grant of the Incentive Award. Such Dividend Equivalents shall be converted to additional shares of Common Stock or cash by such formula as may be determined by the Committee.

        (b)  The Committee, in its discretion, shall determine from time to time whether any Participant shall be entitled to Dividend Equivalents with respect to any other Incentive Award. The Committee shall not be obligated to award Dividend Equivalents, and may elect to grant Dividend Equivalents to some Participants and not to other Participants.

        (c)  Dividend Equivalents shall be computed as of each record date for Common Stock dividends or distributions in such manner as may be determined by the Committee and shall be payable to Participants who have been granted Dividend Equivalents at such time or times as the Committee in its discretion may determine. Dividend Equivalents payable to holders of Incentive Awards may be deferred and paid at a later date as and to the extent provided in the Fleetwood Enterprises, Inc. Deferred Compensation Plan, as amended or restated from time to time.

III.  OPTIONS

  3.1    Grant of Options; Option Price

        (a)  The Committee may grant Options under the Plan from time to time to Employees.

        (b)  The purchase price of Common Stock under each Option (the "Option Exercise Price") will be determined by the Committee at the date such Option is granted. The Option Exercise Price may be equal to or greater than, but not less than, Fair Market Value on the date of grant of the Common Stock subject to the Option; provided, further, that (i) in no event shall the Option Exercise Price be less than the Fair Market Value of the Company Stock subject to the Option on the date of grant nor less than the par value of the shares of Common Stock subject to the Option; and (ii) that in the case of an Incentive Stock Option the Option Exercise Price shall be not less than the Fair Market Value on the date of grant of the Common Stock subject to such Option or such other amount as is necessary to enable such Option to be treated as an "incentive stock option" within the meaning of Code Section 422.

  3.2    Option Period

        Options may be exercised as determined by the Committee, but, in the case of an Incentive Stock Option, in no event after ten years from the date of grant of such Option or such other period as is necessary to enable such Option to be treated as an "incentive stock option" within the meaning of Code Section 422. Options granted to persons who are subject to the provisions of Section 16 of the Exchange Act shall not be exercisable prior to the expiration of six (6) months from the date of the grant of such Option.

  3.3    Exercise of Options

        At the time of the exercise of an Option, the purchase price shall be paid in full in cash or other equivalent consideration acceptable to the Committee and consistent with the Plan's purpose and applicable law, including without limitation, Common Stock or Restricted Stock or other contingent awards denominated in either stock or cash. Any shares of Company Stock assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares. In the case of an Incentive Stock Option, only the Participant to whom such Option is granted may exercise such Option during the lifetime of such Participant, provided, however, in the event, that such Participant becomes incompetent to exercise such Option, then such Participant's legal representative may exercise such Option on his behalf.

  3.4    Limitation on Exercise of Incentive Stock Options

        The aggregate Fair Market Value (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all stock option plans of the Company) shall not exceed $100,000 or such other limit as is prescribed by the Code. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Nonqualified Stock Options.

  3.5    Termination of Employment

        (a)  Except as otherwise provided in a written agreement between the Company and the Participant, in the event of the termination of a Participant's employment with the Company for Cause, all of the Participant's unexercised Options and/or Rights shall expire as of the date of such termination.

        (b)  Except as otherwise provided in a written agreement between the Company and the Participant, in the event of a Participant's termination of employment for:

            (i)  Any reason other than for Cause, death, disability, or normal retirement (as defined in the Company's retirement plan which covers the Participant), the Participant's Options and/or Rights shall expire and become unexercisable as of the earlier of (A) the date such Options and/or Rights expire in accordance with their terms or (B) three calendar months after the date of termination.

          (ii)  Death or disability, subject to the provisions of Section 3.5(c) below, the Participant (or such Participant's legal representative) shall have twelve (12) months after the date of termination within which to exercise Options and/or Rights that have become exercisable on or before such date and that have not expired on or before such date, regardless of the date upon which such Options or Rights would otherwise expire in accordance with their terms.

          (iii)  Normal retirement, subject to the provisions of Section 3.5(c) below, the Participant's Options and/or Rights shall expire and become unexercisable as of the earlier of (A) the date such Options and/or Rights expire in accordance with their terms or (B) three (3) years after the date of termination.

        (c)  Notwithstanding anything to the contrary in Sections 3.5(a) or 3.5(b), above, the Committee may in its discretion designate such shorter or longer periods to exercise Options and/or Rights following a Participant's termination of employment; provided, however, that any shorter periods determined by the Committee shall be effective only if provided for in the instrument that evidences the grant to the Participant of such Options and/or Rights or if such shorter period is agreed to in writing by the Participant. In the case of an Incentive Stock Option, notwithstanding anything to the contrary herein, in no event shall such Option be exercisable after the expiration of ten years from the date such Option is granted (or such other period as is provided in Code Section 422), nor shall such Option be the subject of any term or provision which would disqualify such Option from being an incentive stock option under Code Section 422. Notwithstanding anything to the contrary herein, Options and/or Rights shall be exercisable by a Participant (or his successor in interest) following such Participant's termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; provided, however, that the Committee, in its discretion, may elect to accelerate the vesting of all or any portion of any Options and/or Rights that had not become exercisable on or prior to the date of such termination.

IV.  PERFORMANCE AWARDS

  4.1    Grant of Performance Awards

        The Committee may authorize the payment of Performance Awards under the Plan. The Committee shall determine the performance criteria (which need not be identical) to be utilized to calculate the value of the Performance Awards, the term and vesting (which shall not be less than one year) of such Performance Awards, the Payment Event, and the form and time of payment of Performance Awards. The specific terms and conditions of each Performance Award shall be set forth in a written statement evidencing the grant of such Performance Award.

  4.2    Payment of Award; Limitation

        Upon the occurrence of a Payment Event, payment of a Performance Award will be made to the Participant in cash or in shares of Common Stock valued at Fair Market Value on the date of the Payment Event or a combination of Common Stock and cash, as the Committee in its discretion may determine. The Committee may impose a limitation on the amount payable upon the occurrence of a Payment Event, which limitation shall be set forth in the written statement evidencing the grant of the Performance Award. Notwithstanding any other provision of this Plan, as to any Performance Awards not subject to the annual share limitation of Section 1.3(d), no Employee shall be granted Performance Awards of more than $500,000 in any one calendar year.

  4.3    Expiration of Performance Award

        If any Participant's employment with the Company is terminated for any reason, all of the Participant's rights under the Performance Award shall expire and terminate unless otherwise determined by the Committee.

V.    STOCK APPRECIATION RIGHTS

  5.1    Granting of Stock Appreciation Rights

        The Committee may grant to Employees Stock Appreciation Rights, related or unrelated to Options, at any time.

        (a)  A Stock Appreciation Right granted in connection with an Option granted under this Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 5.1(c). Such Option will, to the extent surrendered, then cease to be exercisable.

        (b)  Subject to Section 5.1(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable. A Stock Appreciation Right shall be canceled to the extent a related Option is exercised.

        (c)  Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Option Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

        (d)  The Committee may grant Stock Appreciation Rights unrelated to Options to Employees. Section 5.1(c) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Option Exercise Price specified in the related Option the initial base amount specified in the Incentive Award shall be used.

        (e)  Notwithstanding the foregoing, the Committee, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Plan.

        (f)    Payment of the amount determined under the foregoing provisions of this Section 5.1 may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, in cash or in a combination of cash and shares of Common Stock as the Committee deems advisable. The Committee is hereby vested with full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Participant to receive cash in full or partial settlement of a Stock Appreciation Right. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

        (g)  The Committee may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Exchange Act (or any other comparable provisions in effect at the time or times in question).

        (h)  No Stock Appreciation Rights granted hereunder shall vest earlier than one year from the date of grant.

  5.2    Termination of Employment

        Section 3.5 will govern the treatment of Stock Appreciation Rights upon the termination of a Participant's employment with the Company.

VI.  RESTRICTED STOCK

  6.1    Award of Restricted Stock

        Subject to Section 1.3(a), which establishes a limitation on the number of shares of Restricted Stock that may be issued under this Plan, the Committee may grant awards of Restricted Stock to Employees. The Committee shall determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions shall lapse, provided that the restriction period shall be at least one year for performance-based grants (including grants made in settlement of awards earned under the LTPP) and three years for non-performance based grants. The terms and conditions of the Restricted Stock shall be set forth in the statement evidencing the grant of such award of Restricted Stock.

  6.2    Requirements of Restricted Stock

        All shares of Restricted Stock granted or sold pursuant to the Plan will be subject to the following conditions:

          (a)  The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

          (b)  The Committee may require that the certificates representing Restricted Stock granted or sold to a Participant pursuant to the Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

          (c)  Each certificate representing Restricted Stock granted or sold to a Participant pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions; and

          (d)  The Committee may impose such other conditions on Restricted Stock as the Committee may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange upon which such Restricted Stock or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

  6.3    Lapse of Restrictions

        The restrictions imposed upon Restricted Stock pursuant to Section 6.2 above will lapse in accordance with such schedule or other conditions as are determined by the Committee and set forth in the statement evidencing the grant or sale of the Restricted Stock. Notwithstanding the foregoing, the Committee shall not accelerate the lapse of the restriction period of any Restricted Stock granted hereunder or pursuant to the LTPP except in the event of death, disability, termination without cause, retirement, change-in-control, or otherwise in circumstances specifically enumerated elsewhere in this Plan or in the LTPP.

  6.4    Rights of Participant

        Subject to the provisions of Section 6.2 or restrictions imposed pursuant to Section 6.2, the Participant will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Participant under the Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

  6.5    Termination of Employment

        Unless the Committee in its discretion determines otherwise, upon a Participant's termination of employment for any reason, all of the Participant's Restricted Stock remaining subject to restrictions imposed pursuant to this Plan on the date of such termination of employment shall be repurchased by the Company at the Purchase Price (if any).

VII. STOCK PAYMENTS

        The Committee may approve Stock Payments of the Company's Common Stock to any Employee of the Company for all or any portion of the Employee's compensation (other than base salary). For purposes of making Stock Payments, the Common Stock shall be valued by the Committee, provided that such Stock Payments shall not exceed 990,000 shares of Common Stock in the aggregate.

VIII.    OTHER PROVISIONS

  8.1    Adjustment Provisions

        (a)  Subject to Section 8.1(b) below, (i) if the outstanding shares of Common Stock of Fleetwood are increased, decreased or exchanged for a different number or kind of shares or other securities of Fleetwood, or if additional shares or new or different shares or other securities of Fleetwood are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) if the value of the outstanding shares of Common Stock of Fleetwood is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares provided in Section 1.3, (y) the number and kind of shares or other securities subject to then outstanding Incentive Awards, and (z) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards.

        (b)  In addition to the adjustments permitted by Section 8.1(a) above, except as otherwise expressly provided in the statement evidencing the grant of an Incentive Award, upon the occurrence of a Change in Control of Fleetwood any outstanding Incentive Awards not theretofore exercisable, payable or free from restrictions, as the case may be, shall immediately become exercisable, payable or free from restrictions (other than restrictions required by applicable law or any national securities exchange upon which any securities of Fleetwood are then listed), as the case may be, in their entirety and any shares of Common

Stock acquired pursuant to an Incentive Award which are not fully vested shall immediately become fully vested, notwithstanding any of the other provisions of the Plan.

        (c)  Upon the dissolution or liquidation of Fleetwood or upon a reorganization, merger or consolidation of Fleetwood with one or more corporations, as a result of which Fleetwood goes out of existence or becomes a subsidiary of another corporation, or upon a sale of substantially all of the property of Fleetwood to another corporation (in each of such cases a "Termination Event"), this Plan shall terminate. Any Option theretofore granted under the Plan and not exercised on or prior to the Termination Event shall expire and terminate, unless provision be made in writing in connection with such Termination Event for the assumption of the Option or the substitution for such Option of a new option covering the stock of a successor employer corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustments as to number and kind of shares and prices, in which event such Option shall continue in the manner and under the terms so provided.

        (d)  Adjustments under this Section 8.1 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

  8.2    Transferability of Incentive Awards

        Incentive Awards, any interest therein, and the right to receive the proceeds thereof shall not be transferable by a Participant, other than (a) by will or the laws of descent and distribution or (b) subject to the final sentence of this Section 8.2, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Committee and under circumstances that would not adversely affect the interests of the Company, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. The transfer by a Participant to a trust created by the Participant for the benefit of the Participant or the Participant's family which is revocable at any and all times during the Participant's lifetime by the Participant and as to which the Participant is the sole acting Trustee during his or her lifetime, will not be deemed to be a transfer for purposes of the Plan. Under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of the death of a Participant. If the estate of the Participant is the beneficiary with respect to an Incentive Award, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of such Participant or pursuant to the laws of descent and distribution. Notwithstanding the foregoing, Stock Options intended to be treated as Incentive Stock Options (or other Awards subject to transfer restrictions under the IRC) may not be assigned or transferred in violation of Section 422(b)(5) of the IRC or the regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

  8.3    Continuation of Employment

        (a)  Nothing in the Plan or in any statement evidencing the grant of an Incentive Award pursuant to the Plan shall be construed to create or imply any contract of employment between any Participant and the Company, to confer upon any Participant any right to continue in the employ of the Company, or to confer upon the Company any right to require any Participant's continued employment. Except as expressly provided in the Plan or in any statement evidencing the grant of an Incentive Award pursuant to the Plan, the Company shall have the right to deal with each Participant in the same manner as if the Plan and any such statement evidencing the grant of an Incentive Award pursuant to the Plan did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment of the Participant. Unless otherwise expressly set forth in a separate employment agreement between the Company and such Participant, the Company or the Participant may terminate the employment of any Participant with the Company at any time for any reason, with or without cause.

        (b)  Any question(s) as to whether and when there has been a termination of a Participant's employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan or any statement evidencing the grant of an Incentive Award pursuant to the Plan shall be determined by the Committee, and the Committee's determination thereof shall be final and binding.

  8.4    Compliance with Government Regulations

        No shares of Common Stock will be issued pursuant to an Incentive Award unless and until all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Incentive Award, the Company may require the Participant to take any reasonable action to comply with such requirements.

  8.5    Additional Conditions

        The award of any benefit under this Plan also may be subject to such other provisions (whether or not applicable to the benefit award to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with federal and state securities laws. The Company may make such provisions as it deems appropriate for the withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with any Incentive Award. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant or payment of any other benefit hereunder to such Participant. Any such settlement shall be made in the form of cash, a certified or bank cashier's check or such other form of consideration as is satisfactory to the Board.

  8.6    Privileges of Stock Ownership

        No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award, except as to such shares of Common Stock or Restricted Stock, if any, that have been issued to such Participant in accordance with the terms and conditions of the applicable Incentive Award.

  8.7    Amendment and Termination of Plan: Amendment of Incentive Awards

        (a)  The Board may alter, amend, suspend or terminate the Plan at any time. No such action of the Board, unless taken with the approval of the stockholders of the Company, may increase the maximum number of shares that may be sold or issued under the Plan, alter the class of Employees eligible to participate in the Plan, or make other material amendments to the Plan.

        (b)  The Committee may, with the consent of a Participant, and subject to Section 1.4(b), make such modifications in the terms and conditions of an Incentive Award as it deems advisable.

        (c)  Except as otherwise provided in this Plan or in the statement evidencing the grant of the Incentive Award, no amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

  8.8    Unfunded Status of Plan

        The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to Incentive Awards hereunder, provided, however, that unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

  8.9    Other Compensation Plans

        The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for Employees of the Company.

  8.10    Plan Binding on Successors

        The Plan and any agreement with respect to an Incentive Award shall be binding upon the successors and assigns of the Company and upon each Participant and such Participant's heirs, executors, administrators, personal representatives, permitted assignees, and successors in interest.

  8.11    Singular, Plural; Gender

        Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender, as the context may require.

  8.12    Applicable Law

        This Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws of the State of California.

IX.  EFFECTIVE DATE AND DURATION OF PLAN

        The Plan shall become effective on the later of (a) the date of its adoption by the Board, (b) the date of its approval by the holders of a majority of the outstanding shares of Common Stock. The Plan shall terminate at such time as the Board, in its discretion, shall determine. No Incentive Award may be granted under the Plan after the date of such termination, but such termination shall not affect any Incentive Award theretofore granted.

EXHIBIT B

FLEETWOOD ENTERPRISES, INC.

1992 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

I.    GENERAL PROVISIONS

        1.1    Purposes of the Plan.    Fleetwood Enterprises, Inc. (the "Company") has adopted this 1992 Nonemployee Director Stock Option Plan (the "Plan") to enable the Company to attract and retain the services of experienced and knowledgeable Nonemployee Directors and to align further their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of the Nonemployee Directors in the Company.

        1.2    Definitions.    The following terms, when used in this Plan, shall have the meanings set forth in this Section 1.2:

          (a)  "Award" means an award of any Stock Option under the Plan.

          (b)  "Board" or "Board of Directors" means the Board.

          (c)  "Common Stock" means the common stock of the Company, par value $1.00 per share.

          (d)  "Company" means Fleetwood Enterprises, Inc., a Delaware corporation, or any successor thereto.

          (e)  "Fair Market Value" means the closing sale price of a share of Common Stock on the New York Stock Exchange Composite Transactions on the date of a Stock Option is granted, or if not granted on a trading day, on the immediately preceding trading day.

          (f)    "Nonemployee Director" means any member of the Board of Directors who is not an employee of the Company or of any parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code of 1986, as amended) with respect to the Company.

          (g)  "Participant" means any Nonemployee Director who receives an Award pursuant to the terms of the Plan.

          (h)  "Plan" means the Fleetwood Enterprises, Inc. 1992 Nonemployee Director Stock Options Plan as set forth herein, as amended from time to time.

          (i)    "Stock Option" means a right to purchase Common Stock which is the subject of an Award under this Plan and the provisions of Article III hereof.

        1.3    Common Shares Subject to Plan.

          (a)  Subject to the provisions of Sections 1.3(c) and 4.1, the maximum number of shares of Common Stock which may be issued pursuant to Awards under this Plan shall not exceed 400,000 shares.

          (b)  The shares of Common Stock to be delivered under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock, or from previously issued shares of Common Stock reacquired by the Company, including shares purchased in the open market.

          (c)  Shares of Common Stock subject to the unexercised portion of any Stock Option granted under this Plan that expires, terminates or is canceled, will again become available for grant of further Awards under this Plan.

II.    AWARDS OF STOCK OPTIONS

        2.1    Award Grants

          (a)  Upon the first business day following the effective date of this Plan, as determined pursuant to Section 5.2 hereof, and on the first business day following any annual meeting of the stockholders of the Company in each calendar year thereafter for so long as this Plan remains in effect, each Nonemployee Director who is then serving as a member of the Board of Directors shall automatically be granted an Award consisting of Stock Options covering 4,000 shares of Common Stock.

          (b)  Each Nonemployee Director who is appointed or elected other than at an annual meeting of stockholders of the Company (whether by replacing a director who retires, resigns or otherwise terminates his service as a director prior to the expiration of his term or otherwise) shall automatically be granted an Award as of the date of such appointment consisting of a number of shares of Common Stock determined by multiplying 4,000 by a fraction, the numerator of which is the number of days from the date of grant to the date of the next scheduled annual meeting of stockholders of the Company and the denominator of which is 365 (exclusive of fractional shares).

        2.2    Award Procedures.    All Nonemployee Directors shall receive Awards under this Plan, which Awards shall be granted automatically as provided in this Article II. A Nonemployee Director to whom an Award has been made shall be notified of the Award, and the Company shall promptly cause to be prepared and executed a written agreement evidencing the Stock Options which are the subject of such Award.

        2.3    Securities Law Requirements.    Shares of Common Stock shall not be offered or issued under this Plan unless the offer, issuance and delivery of such shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and the requirements of any stock exchange upon which the Common Stock may then be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to an Award, the Company may require the Participant to take any reasonable action to comply with such requirements.

III.  STOCK OPTIONS

        3.1    Purchase Price.    The purchase price of Common Stock issuable upon exercise of each Stock Option shall be the Fair Market Value, as of the date of grant of the Stock Option, of the Common Stock subject to such Stock Option.

        3.2    Stock Option Term.    Unless earlier exercised or terminated pursuant to the provisions of Section 3.4, each Stock Option shall expire and no longer be exercisable on a date which is ten years after the date of grant.

        3.3    Exercise of Stock Options.    Options granted shall become exercisable immediately upon issuance. Options shall remain exercisable until the Stock Option is exercised or expires as provided in this Article III. At the time of the exercise of a Stock Option, the purchase price shall be paid in full in cash, or in shares of Common Stock valued at their Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of a Stock Option, nor will any cash payment be made in lieu of fractional shares.

        3.4    Termination of Director Status.    In the event that the holder of Stock Options ceases to be a director of the Company for any reason ("Termination"), all Stock Options shall thereafter be exercisable until the earlier to occur of three years from the date of Termination or ten years from the date of the grant of such Stock Option.

        3.5    Rights With Respect to Common Stock.    No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of

Common Stock subject to any Stock Option unless and until such Stock Option is duly exercised pursuant to the terms of this Plan.

IV.  ADJUSTMENT PROVISIONS

        4.1    Changes in Outstanding Securities.    Subject to Section 4.2 below, (i) if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or if additional shares or new or different shares or other securities of the Company are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) if the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares provided in Section 1.3, (y) the number and kind of shares or other securities subject to then outstanding Stock Options, and (z) the purchase or exercise price for each share of Common Stock subject to an outstanding Stock Option.

        4.2    Termination Events.    Upon the dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations, as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or upon a sale of substantially all of the property of the Company to another corporation (in each of such cases a "Termination Event"), this Plan shall terminate. Any Stock Option therefore granted under the Plan and not exercised on or prior to the Termination Event shall expire and terminate, unless provisions be made in writing in connection with such Termination Event for the assumption of the Stock Option or the substitution for such Stock Option of a new option covering the stock of a successor corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustments as to number and kind of shares and prices, in which event such Stock Option shall continue in the manner and under the terms so provided.

        4.3    Other Adjustments.    Adjustments under this Article IV will be made by the Board, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

V.    MISCELLANEOUS PROVISIONS

        5.1    Amendment, Suspension, Termination or Interpretation of the Plan.

        (a)  The Board of Directors may at any time amend, suspend, or terminate the Plan; provided, however, that no such action shall:

            (i)  increase the maximum number of shares specified in Section 1.3(a), unless approved by the stockholders of the Company;

          (ii)  alter, terminate or impair in any manner which is materially adverse to a Participant any Award previously granted;

          (iii)  change the nondiscretionary manner in which Awards are made under Article II; or

          (iv)  change more than once in any six-month period, provisions of the Plan dealing with the amount of any Award, the purchase price of the Common Stock which is the subject of any Award, or the timing of the grant or exercise with respect to Awards.

        (b)  Plan Interpretation.    Questions of interpretation of any of the provisions of the Plan shall be resolved by competent legal counsel selected by the Chief Executive Officer of the Company.

        5.2    Effective Date and Duration of Plan.    This Plan has been approved by the Board and shall become effective on the date of its approval by the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at a meeting of the stockholders of the Company. This Plan shall terminate at such time as the Board, in its discretion, shall determine. No Award may be granted under the Plan after the date of such termination, but such termination shall not affect any Award theretofore granted and any shares of Common stock subject thereto.

        5.3    Director Status.    Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any Nonemployee Director any right to continue as a member of the Board of Directors of the Company or any subsidiary thereof.

        5.4    No Entitlement to Shares.    No Nonemployee Director (individually or as a member of a group), and no beneficiary or other person claiming under or through such Nonemployee Director, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to any Award except as to such shares of Common Stock, if any, as shall have been issued to such Nonemployee Director.

        5.5    Withholding of Taxes.    The Company may make such provisions as it deems appropriate for the withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with any Award. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant or payment of any other benefit hereunder to such Participant. Any such settlement shall be made in the form of cash, a bank cashier's check or such other form of consideration as is satisfactory to the Board.

        5.6    Transferability.    Awards, any interest therein, and the right to receive the proceeds thereof shall not be transferable by a Participant, other than (a) by will or the laws of descent and distribution or (b) upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Board and under circumstances that would not adversely affect the interests of the Company, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. The transfer by a Participant to a trust created by the Participant for the benefit of the Participant or the Participant's family which is revocable at any and all times during the Participant's lifetime by the Participant and as to which the Participant is the sole trustee during his or her lifetime will not be deemed to be a transfer for purposes of the Plan. Under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Award in the event of the death of a Participant. If the estate of the Participant is the beneficiary with respect to an Award, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of such Participant or pursuant to the laws of descent and distribution.

        5.7    Other Plans.    Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to directors generally, which the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

        5.8    Singular, Plural; Gender.    Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender, as the context may require.

        5.9    Applicable Law.    This Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws of the State of California.

        5.10    Successors and Assigns.    The Plan and any agreement with respect to an Award shall be binding upon the successors and assigns of the Company and upon each Participant and such Participant's heirs, executors, administrators, personal representatives, permitted assignees and successors in interest.

EXHIBIT C

Fleetwood Enterprises, Inc.
2002 Long-Term Performance Plan

        The Fleetwood Enterprises, Inc. 2002 Long-Term Performance Plan (as the same may be amended from time to time, the "Plan") was adopted by the Board of Directors of Fleetwood Enterprises, Inc. ("Fleetwood") on July 2, 2002 to become effective as of August 1, 2002.

I.    Purpose

        The purpose of the Plan is to attract, motivate, and retain the services of qualified management personnel and to provide such persons with a long-term incentive compensation plan that will provide competitive compensation opportunities similar to that of other comparable companies, and to encourage the creation of additional shareholder value for the benefit of all Fleetwood's shareholders.

II.    Certain Definitions

        For the purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated.

        a.    "Board" means the Board of Directors of Fleetwood.

        b.    "Cause" shall include but not be limited to:

            (i)  Executive's refusal to comply with a lawful, written instruction of the Board or Executive's immediate supervisor, which refusal is not remedied by Executive within a reasonable period of time after his receipt of written notice from the Company identifying the refusal;

          (ii)  Executive's act or acts of personal dishonesty which were intended to result in Executive's personal enrichment at the expense of the Company or any of its affiliated companies; or

          (iii)  Executive's conviction of any misdemeanor involving an act of moral turpitude or any felony; or

          (iv)  Executive's failure to perform his duties in a satisfactory manner. Executive must be provided written notice of the unsatisfactory performance and provided at least ninety (90) days to improve his performance

        c.    "Change in Control" of Fleetwood means:

            (i)  The acquisition (other than from Fleetwood) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, Fleetwood or its subsidiaries, or any executive benefit plan of Fleetwood or its subsidiaries which acquires beneficial ownership of voting securities of Fleetwood), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either the then-outstanding shares of common stock or the combined voting power of Fleetwood's then-outstanding voting securities entitled to vote generally in the election of directors; or

          (ii)  Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Fleetwood's stockholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Fleetwood) shall be, considered as though such person were a member of the Incumbent Board; or

          (iii)  Approval by the stockholders of Fleetwood of a reorganization, merger or consolidation with any other person, entity or corporation, other than

            (1)  a merger or consolidation which would result in the voting securities of Fleetwood outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than fifty percent (50%) of the combined voting power of the voting securities of Fleetwood or such other entity outstanding immediately after such merger or consolidation, or

            (2)  a merger or consolidation effected to implement a recapitalization of Fleetwood (or similar transaction) in which no person acquires twenty-five percent (25%) or more of the combined voting power of Fleetwood's then outstanding voting securities; or

          (iv)  Approval by the stockholders of Fleetwood of a plan of complete liquidation of Fleetwood or an agreement for the sale or other disposition by Fleetwood of all or substantially all of the Company's assets.

        d.    "Committee" means the Compensation Committee of the Board, the Committee designated by the Board to administer the Plan in accordance with Section III of this Plan.

        e.    "Company" means Fleetwood and any successor entity, collectively together with its subsidiaries.

        f.      "Date of Grant" means the effective date on which a Performance Award is granted to a Participant with the associated rights and privileges hereto, notwithstanding the actual date that a Grant Notice may be delivered.

        g.    "Disability" means a Participant is qualified for long-term disability benefits under Fleetwood Enterprise's Long-Term Disability Plan as in effect from time to time.

        h.    "Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)" means operating earnings of the Company prior to deduction for payment of interest and taxes, and charges for depreciation and amortization of assets.

        i.      "EBITDA Performance" means the cumulative EBITDA earned by the Company in a given Performance Cycle.

        j.      "EBITDA Performance Schedule" or "Performance Schedule" means the schedule relating participant's Performance Award amount to the Company's EBITDA Performance, or other appropriate measure, during the Performance Cycle.

        k.    "Employee" means any full-time employee of the Company.

        l.      "Good Reason" means, following a Change in Control, the occurrence of a change in Participant's compensation; health insurance or retirement benefits; job authority, duties or responsibilities; or location of employment, which in any such cases is materially adverse to Participant.

        m.    "Grant" means the establishment of a Performance Award with such terms and provisions as may be set forth in the Grant Notice accompanying each such award.

        n.    "Grant Notice" means the document accompanying the conveyance of a Performance Award which sets forth the dollar amount of the Target Award, the Performance Schedule, vesting, and certain other terms and provisions pertaining to that Grant as may be established by the Committee.

        o.    "Participant" means an Employee to whom a Performance Award may be granted pursuant to the Plan.

        p.    "Performance Award" means the amount payable to Participants based on the Company's EBITDA Performance and Relative Return during the Performance Cycle, as detailed in the Performance

Schedule and Relative Return Performance Adjustment Schedule of the Grant Notice accompanying each Performance Award.

        q.    "Performance Cycle" means the two fiscal year period during which the Performance Award is earned by Participants.

        r.    "Relative Return" means the Company's Total Shareholder Return, as measured at the end of the Performance Cycle, relative to the Total Shareholder Return earned by a group of comparable companies.

        s.    "Relative Return Performance Adjustment Schedule" means the schedule relating participant's Performance Award amount, as determined by the EBITDA Performance Schedule, to the Company's Relative Return during the Performance Cycle.

        t.      "Restricted Shares" means shares of Fleetwood stock that vest over time following the end of a Performance Cycle and otherwise have the terms and are subject to the restrictions set forth for "Restricted Stock" as the same is defined and described in the Stock Option Plan.

        u.    "Retirement" means any Termination of Service solely due to retirement as determined by the Committee.

        v.    "Stock Option Plan" means Fleetwood's Amended and Restated 1992 Stock-Based Incentive Compensation Plan, as the same may be amended from time to time.

        w.    "Target Award" means the Performance Award which will be paid to a Participant, assuming that the Company's EBITDA Performance equals the EBITDA level established by the Committee at the beginning of each Performance Cycle, and as detailed in Participants' Grant Notices.

        x.    "Termination of Service" occurs when a Participant who is an Employee ceases to serve as an Employee for any reason.

        y.    "Total Shareholder Return" or "TSR" means the percentage increase in value (as the same may reasonably be determined by the Committee from time to time) of a share of a company's stock over a Performance Cycle. In calculating TSR, dividends will be treated as reinvested in a company's stock when paid.

III.    Summary of Plan Structure

        Subject to the terms and conditions of this Plan, the Company intends that the Plan shall be administered substantially as follows:

        From time to time, typically once a year, the Committee will determine the Participants in the Plan. A Performance Award will be structured for each Participant. The Committee will also determine a financial performance target. Initially, this financial performance target is intended to be EBITDA, called the EBITDA Performance. However, the Committee may choose any financial performance target it deems appropriate. Performance Awards will be earned based upon whether the Company meets the EBITDA Performance over a two fiscal year period of time. This period of time is called a Performance Cycle. If 100% of the EBITDA Performance is met, then 100% of a predetermined Target Award will be payable. If more than, or less than, 100% of the EBITDA Performance is met, then more than or less than 100% of the Target Award may be payable. These percentages are provided to the Participant on an EBITDA Performance Schedule, which is prepared for each Participant and delivered to the Participant in a Grant Notice. For example, if 80% of the EBITDA Performance is met, then 80% of the Target Award may be payable. However, the amount payable may then also be adjusted downward, or may be forfeited, based on the performance of the value of Fleetwood's common stock, called the Total Shareholder Return (or TSR), compared to the common stocks of a group of comparable companies. This adjustment is called the Relative Return. This is set forth in detail in the Relative Return Performance Adjustment Schedule, which is also delivered to the Participant in the Grant Notice. Performance Award amounts may be paid partially in cash and partially in equity or an equity equivalent, which typically but not necessarily shall be Restricted

Shares. The cash portion shall be paid in a lump sum. Any Restricted Shares or any other equity or equity equivalents that are used to settle Performance Awards will be made pursuant to, and are subject to, the terms and restrictions of the Stock Option Plan.

IV.    Administration

        (a)  The Plan shall be administered by the Committee. If Performance Awards are intended to constitute "performance-based compensation" as described in Section 162(m) of the Internal Revenue Code of 1986 ("IRC") and the regulations thereunder, then each of the Committee members shall also be "outside directors" as such term is defined in the regulations under Section 162(m) of the IRC.

        (b)  The Committee may establish, from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary and appropriate to comply with applicable laws and regulations, to correct technical errors and resolve disputes in connection with the meaning and administration of the Plan, and otherwise for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

        (c)  The Committee shall from time to time determine the names of those executives and other key Employees who, in its opinion, should receive Performance Awards, and the amount and the terms of such Awards.

        (d)  Performance Awards shall be granted by the Company only upon the prior approval of the Committee and upon the execution of a Grant Notice between the Company and the Participant.

        (e)  The Committee's interpretation and construction of the provisions of the Plan and rules and regulations adopted by the Committee shall be final. No member of the Committee or the Board of Directors shall be liable for any action taken or determination made, or for any failure to act, in respect of the Plan, in good faith.

        (f)    No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, failure to act, determination, or interpretation taken, omitted or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising or resulting from such action, determination, or interpretation, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing rights to indemnification shall not be exclusive of any other rights of indemnification or exculpation to which such persons may otherwise be entitled.

        (g)  Notwithstanding anything contained elsewhere herein, but subject to Article IX hereof, the Committee shall have the authority in its sole and absolute discretion to modify or amend the Plan or any Performance Award under the Plan, including without limitation to waive Relative Return requirements, to settle Performance Awards in instruments other than cash or Restricted Shares, to calculate or to adjust EBITDA for purposes of the Plan, to use a performance measure other than EBITDA or a Performance Cycle other than two years, to change the composition or weighting of the comparable companies used to determine Relative Return, or otherwise as the Committee deems appropriate or necessary.

V.    Eligibility and Participation

        Any Employee (including an Employee who is also a director or an officer) is eligible to participate in the Plan. The Committee, upon its own action, may grant, but shall not be required to grant, Performance Awards to any Employee. Performance Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Subject to Section IX,

Performance Awards, previously granted may be modified by the Committee. Except as required by this Plan, different Performance Awards need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Performance Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Performance Awards under the Plan.

VI.    Grant of Performance Awards

        (a)  Each Performance Award granted pursuant to the Plan shall be evidenced by a Grant Notice in such form and with such terms and conditions as the Committee from time to time may determine. The right of a Participant to receive his or her Performance Award shall at all times be subject to any terms and conditions set forth in the respective Grant Notice. Grant Notices shall be delivered to Participants no later than ninety (90) days after the first day of a Performance Cycle.

        (b)  The Performance Schedule for each Performance Awards shall be established by the Committee at the time of the Grant pursuant to the terms of the Plan.

        (c)  Each Performance Cycle, subject to the other limitations set forth in the Plan, will extend for a period of two (2) years from the effective Date of Grant.

        (d)  Participants shall have no rights to sell, assign, transfer, pledge, assign or otherwise alienate a Performance Award except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the IRC or Title I of ERISA, or the rules thereunder, and any such attempted sale, assignment, transfer, pledge or other conveyance shall be null and void.

        (e)  Upon voluntary or involuntary termination of a Participant's employment, his or her Performance Award and all rights thereunder shall terminate effective at the close of business on the date the Participant ceases to be a regular, full-time Employee (referred to as the "Date of Termination"). If the employment of a Participant is terminated for "cause" before the conclusion of the Performance Cycle, Performance Awards granted under the Plan shall immediately be forfeited.

        (f)    In the event a Participant (i) ceases to be an Employee of the Company due to involuntary termination other than for cause, (ii) takes a leave of absence from the Company for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government, or (iii) terminates employment by reason of illness, Disability, or other special circumstance, the Committee may consider his or her case and may take such action in respect of the related Grant Notice as it may deem appropriate under the circumstances, including (a) extending the rights of a Participant to continue participation in the Plan beyond their Date of Termination, provided that in no event may participation be extended beyond the term of the Performance Cycle, or (b) paying the Participant a pro-rated Performance Award based on the EBITDA Performance and Relative Return of the Company through the end of the fiscal year in which the Date of Termination occurs.

        (g)  Notwithstanding the foregoing, absent unusual or special circumstances, in the case of Retirement, death or Disability, a Participant shall receive a pro-rated Performance Award based on the EBITDA Performance and Relative Return of the Company through the end of the fiscal year in which the Date of Termination occurs.

        (h)  A Participant that receives Restricted Shares in partial payment of a Performance Award must be an Employee at the vesting date in order to vest in the Restricted Shares. However, in the case of Retirement, death or Disability, the Participant or their beneficiary shall be entitled to all unvested Restricted Shares at the normal vesting date, provided such Restricted Shares have been granted in settlement of a Performance Award following a Performance Cycle. The vesting of Restricted Shares that have not yet been granted because a Performance Cycle is not complete at the time of Retirement, death or Disability shall be governed by Section VI(f) above.

        (i)    The granting of a Performance Award pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ the Participant for any specified period.

VII.    Determination of Award

        (a)  At the end of each fiscal year, the Company shall determine the annual EBITDA. The EBITDA Performance for the fiscal years in the Performance Cycle shall be compared to the EBITDA Performance Schedule to determine the Performance Award of a Participant.

        (b)  At the end of the Performance Cycle, the Company shall determine the Total Shareholder Return (TSR) of the Company and each of the companies composing the portfolio of comparable companies selected by the Committee for the relevant Performance Cycle to determine the Relative Return. The TSR of the Company shall be compared to the Relative Return Performance Adjustment Schedule to determine any adjustment to the Performance Award of a Participant.

        (c)  For purposes of assessing the Company's Relative Return, only companies against which relative performance can be reasonably determined for each component year of the Performance Cycle shall be considered.

        (d)  Each member of the Committee and each member of the Board shall be fully justified in relying upon or acting in good faith upon any opinion, report, or information furnished in connection with the Plan by any accountant, counsel, or other specialist (including financial officers of the Company whether or not such persons are Participants in the Plan).

VIII.    Method, Form and Amount of Award

        (a)  Upon final determination of a Participants' Performance Award by the Committee, Participants in the Plan will become eligible to receive payment. Performance Award amounts may be paid partially in cash and partially in equity or an equity equivalent, which typically but not necessarily shall be Restricted Shares, as soon as is practicable after the final determination by the Committee.

        (b)  The cash portion shall be paid in a lump sum. Any Restricted Shares or any other equity or equity equivalents that are used to settle Performance Awards hereunder, in whole or in part, shall be made pursuant to, and shall be subject to, the terms and restrictions of the Stock Option Plan (as defined therein as "Restricted Stock"), including the limitation, incorporated herein, in Section 1.3(d) thereof to the effect that "no Employee shall be granted Incentive Awards with respect to more than 400,000 shares of Common Stock in any one calendar year." The maximum amount of the cash portion of any Performance Award that may be paid to any single Participant with respect to any calendar year pursuant to this Plan shall not exceed $5,000,000 in the aggregate.

        (c)  On a date at least six (6) months in advance of the end of a given Performance Cycle, the Participant may voluntarily elect to defer receipt of his Performance Award and defer such amount into any nonqualified deferred compensation plan for executives that the Company may maintain from time to time. The rules and procedures governing any nonqualified deferred compensation plan shall govern and be binding upon any Participants who elect to make such deferrals.

        (d)  The Company may deduct and withhold from any cash payable to a Participant such amounts as may be required for the purpose of satisfying the Company's obligation to withhold federal, state, local, or other taxes in connection with the payment of a Performance Award.

IX.    Amendment or Discontinuance

        Subject to the limitations set forth in this Section IX, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan or any Performance Award under the Plan in whole or in part. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Grants theretofore awarded under the Plan, notwithstanding any contrary provisions contained in any Grant Notice. In the event of any such amendment to the Plan, the holder of any Grant outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Grant Notice relating thereto. Notwithstanding anything contained in this Plan to the contrary, (a) unless required by law and unless the Company has provided substantially equivalent value therefore (as determined by the Committee in its reasonable discretion), no action contemplated or permitted by this Section IX shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the consent of the affected Participant, (b) no amendment that requires stockholder approval in order for the Plan or the Performance Awards under the Plan to continue to comply with Section 162(m) of the IRC, including any successor to such Section, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of Fleetwood entitled to vote thereon, (c) the Committee shall not amend a Performance Award, and shall not have the ability to amend a Performance Award, if the ability so to amend would cause such award to fail to qualify as performance based compensation under Section 162(m) of the IRC, and (d) the Committee shall not accelerate the lapse of the restriction period of any Restricted Shares granted hereunder in settlement of a Performance Award except in the circumstances specifically enumerated elsewhere in this Plan, including Sections VI(h) and X(b).

X.    Recapitalization, Merger and Consolidation; Change in Control

        (a)  The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of Fleetwood or its stockholders to make or authorize any or all adjustments, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or the dissolution or liquidation of the Company, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b)  If, within twelve (12) months following a Change in Control, the employment of Participant is terminated (i) by the Company, other than for Cause or by reason of Participant's death, or Disability or retirement, or (ii) by Participant for Good Reason, notwithstanding any other provision in this Plan to the Contrary, all restrictions on Restricted Shares or other equity equivalent previously granted hereunder shall lapse and outstanding Performance Awards shall thereupon automatically be accelerated and payable immediately in cash. The amount of such Performance Award shall be the Target Award pertaining thereto multiplied by a fraction, the numerator being the number of weeks in the Performance Cycle that have lapsed at the date of such termination and the denominator being the total number of weeks in such Performance Cycle.

XI.    Miscellaneous Provisions

        (a)    No Right to Continued Employment.    Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company.

        (b)    Effect of the Plan.    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by Grant Notice, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

        (c)    Governing Law.    The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable Federal law.

        (d)    Successors and Assigns.    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Company's obligation under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. As used herein, the "Company" shall mean the Company as hereinbefore defined and any aforesaid successor to its business and/or assets.

        (e)    Interpretation.    The Plan is designed to comply with Section 162(m) of the IRC and all provisions hereof shall be construed in a manner consistent with that intent.

        (f)    Effective Date.    The Plan shall be effective as of August 1, 2002. Notwithstanding the foregoing, this Plan is conditioned upon the approval of the stockholders of Fleetwood. The Plan shall have a term of ten (10) years from its effective date. After termination of the Plan, no future Grants may be made, although Performance Awards previously granted may extend beyond the term of the Plan.

        IN WITNESS WHEREOF, Fleetwood has caused this instrument to be executed as of                        , by its President pursuant to prior action taken by the Board.

0424-PS-02

DETACH HERE

PROXY

FLEETWOOD ENTERPRISES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking all prior proxies, hereby appoints Thomas B. Pitcher and Forrest D. Theobald, or either of them, proxies with full power of substitution, to vote all shares of Common Stock of Fleetwood Enterprises, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, September 10, 2002, and at any adjournment thereof, as specified below and on the reverse side and to act in their discretion on all matters incident to the conduct of the meeting and upon all other business as may properly come before the meeting or any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INDICATED INSTRUCTIONS. HOWEVER, IF IT IS PROPERLY SIGNED BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE (3) NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

FLEETWOOD ENTERPRISES, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

☒
Please mark
votes as in
this example.

1.	Election of Directors			2.	Approval of Amendments to Amended and Restated 1992 Stock-Based Incentive Compensation Plan.	For ☐	Against ☐	Abstain ☐
	Nominees: (01) Loren K. Carroll, (02) Dr. Douglas M. Lawson and (03) John T. Montford.			3.	Approval of Amendments to 1992 Nonemployee Director Stock Option Plan.	For ☐	Against ☐	Abstain ☐
		For ☐	Withheld ☐	4.	Approval of 2002 Long-Term Performance Plan.	For ☐	Against ☐	Abstain ☐
	☐	For all nominees except as noted above
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
Please sign exactly as name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.
Signature:	Date:	Signature:	Date:

QuickLinks

FLEETWOOD ENTERPRISES, INC. 3125 Myers Street Riverside, California 92503-5527 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
FLEETWOOD ENTERPRISES, INC. 3125 Myers Street Riverside, California 92503-5527
PROXY STATEMENT
ELECTION OF DIRECTORS (Proposal No. 1)
EXECUTIVE COMPENSATION
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG FLEETWOOD ENTERPRISES, INC., THE S&P SMALL CAP 600 INDEX AND A PEER GROUP
APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED 1992 STOCK-BASED INCENTIVE COMPENSATION PLAN (Proposal No. 2)
APPROVAL OF AMENDMENTS TO 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN (Proposal No. 3)
APPROVAL OF FLEETWOOD'S 2002 LONG-TERM PERFORMANCE PLAN (Proposal No. 4)
New Plan Benefits Under the 2002 Long-Term Performance Plan
EQUITY COMPENSATION PLAN INFORMATION
AUDITORS
ANNUAL REPORTS
OTHER BUSINESS AND DIRECTOR NOMINATIONS
2003 SHAREHOLDER PROPOSALS
EXHIBIT A FLEETWOOD ENTERPRISES, INC. AMENDED AND RESTATED 1992 STOCK-BASED INCENTIVE COMPENSATION PLAN
EXHIBIT B FLEETWOOD ENTERPRISES, INC. 1992 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
EXHIBIT C Fleetwood Enterprises, Inc. 2002 Long-Term Performance Plan